UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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QLT Inc.

(Name of Registrant as Specified In Its Charter)

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April 14, 2010
To the Shareholders of QLT Inc.
I am pleased to invite you to attend the Annual Meeting of shareholders of QLT Inc. to be held on Thursday, May 20, 2010 at 10:00 a.m. (Pacific Time) at QLT’s offices at 887 Great Northern Way, Vancouver, British Columbia. A reception will follow the Annual Meeting to allow you to meet the Directors and Management of QLT.
The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. The Notice of Annual Meeting and Proxy Statement, the Instrument of Proxy, and the Annual Report on Form 10-K are first being mailed to shareholders on or about April 19, 2010. A copy of QLT’s Annual Report on Form 10-K is enclosed.
Your vote on the enclosed Instrument of Proxy is very important to us. Whether or not you plan to attend our Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy.
Thank you for your continued support of QLT and I look forward to seeing you at the Annual Meeting on May 20, 2010.
Sincerely,
QLT Inc.
ROBERT L. BUTCHOFSKY
President and Chief Executive Officer

QLT Inc.
887 Great Northern Way, Suite 101
Vancouver, British Columbia V5T 4T5
Notice of Annual Meeting of Shareholders
to be held May 20, 2010
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT”) will be held at QLT’s head office at 887 Great Northern Way, Vancouver, British Columbia, on Thursday, May 20, 2010 at 10:00 a.m. (Pacific time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement (the “Proxy Statement”):
1.	To receive the Annual Report on Form 10K, including the report of the Directors of QLT (the “Directors”), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2009, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements;

2.	To elect eight Directors to serve for the ensuing year;
3.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors; and
4.	To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.
You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a shareholder of QLT at the close of business on April 6, 2010, which we refer to as the “record date.” If you are unable to attend the Annual Meeting in person, you may vote by proxy on the matters to be considered at the Annual Meeting. Please read the notes accompanying the Instrument of Proxy enclosed with these materials and then follow the instructions for voting by proxy contained in this Proxy Statement. If on April 6, 2010, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you obtain a proxy card from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that proxy card.
In order for it to be voted at the Annual Meeting, a proxy must be received (whether delivered by mail, facsimile, telephone or internet) by no later than 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) on Tuesday, May 18, 2010 by our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524; telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.
The enclosed Instrument of Proxy is solicited by our Board of Directors and management, but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.
DATED at Vancouver, British Columbia, this 14th day of April, 2010.
BY ORDER OF THE BOARD OF DIRECTORS
Robert. L. Butchofsky
President and Chief Executive Officer
Whether or not you plan to attend the Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy as soon as possible. If you are able to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 20, 2010:
This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2009 are available at www.qltinc.com by clicking on “2010 Proxy Materials and Our Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

QLT INC.
887 Great Northern Way, Suite 101
Vancouver, British Columbia V5T 4T5
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2010
We have sent this Notice of Annual Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because our Board of Directors and management are soliciting your proxy to vote at our Annual Meeting of shareholders to be held on Thursday, May 20, 2010. This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about QLT. Unless otherwise stated, information in this Proxy Statement is given as of April 8, 2010. As many of our shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy on or about April 19, 2010 to all shareholders of record as at the close of business on April 6, 2010, which we refer to as the “record date.”
We use a number of abbreviations in this Proxy Statement. We refer to the company as “the Company,” “we,” “us” or “our” and to our board of directors as the “Board” or the “Board of Directors.” The term “proxy solicitation materials” includes this Proxy Statement and the enclosed Instrument of Proxy. References to “fiscal 2009” and “fiscal 2010” mean our 2009 fiscal year which began on January 1, 2009 and ended on December 31, 2009 and our 2010 fiscal year which began on January 1, 2010 and will end on December 31, 2010, respectively. Our Annual Meeting of Shareholders to be held on Thursday, May 20, 2010 is referred to as the “Annual Meeting” or the “Meeting.” References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of the Meeting.
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT
AND OUR ANNUAL MEETING
Why did I receive this Proxy Statement?
You are receiving these proxy materials from us because you owned common shares of QLT at the close of business on the record date. When you vote using the Instrument of Proxy, you appoint Messrs. Robert L. Butchofsky and C. Boyd Clarke as your representatives at the Annual Meeting. Messrs. Butchofsky and Clarke will vote your shares at the Annual Meeting as you have instructed them on the Instrument of Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting, it is a good idea to vote by proxy in advance of the Annual Meeting just in case your plans change.
Can I access the proxy materials on the Internet?
Yes. This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2009 are available on our website at www.qltinc.com by clicking “2010 Proxy Materials and Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.
What is the date, time, and place of the Annual Meeting?
The Annual Meeting will be held at our head office at 887 Great Northern Way, Vancouver, British Columbia, on Thursday, May 20, 2010 at 10:00 a.m. (Pacific Time).

Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on the record date may vote at the Annual Meeting. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote for each QLT common share registered in the shareholder’s name. There are no other classes of voting securities other than the common shares. Cumulative voting is not permitted.
What am I voting on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following resolutions:
1.	To elect eight Directors for the ensuing year; and
2.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.
QLT does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion. The proxy holders intend to vote the shares they represent as directed by our Board.
How does the Board recommend that I vote?
Our Board believes the election of our eight nominees to the Board and the appointment of Deloitte & Touche LLP as our independent auditors are in the best interests of QLT and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” each of the director nominees and “FOR” the proposal to approve Deloitte & Touche LLP as our independent auditors for fiscal 2010.
Who may attend the Annual Meeting?
All QLT shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organization.
What is the quorum for the Annual Meeting?
At least two shareholders, two proxy holders representing two shareholders, or one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/3% of the issued and outstanding QLT common shares as of the record date, will constitute a quorum for the Annual Meeting. There were 53,571,856 common shares of QLT issued and outstanding on the record date. To the knowledge of QLT’s executive officers and the Directors, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are NB Public Equity K/S which, as evidenced by public filings, own 7,727,613 common shares, representing approximately 14.4% of the issued and outstanding common shares and Axial Capital Management, LLC which, as evidenced by public filings, own 5,476,229 common shares, representing approximately 10.2% of the issued and outstanding common shares.

What vote is required to approve each proposal?
Election of Directors. For Proposal 1, the election of eight Directors, the nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eight nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed Instrument of Proxy marked “Withhold” with respect to the election of one or more Directors will not be voted with respect to the nominee(s) indicated, although it will be counted for quorum purposes.
Appointment of Auditors. For Proposal 2, the appointment of Deloitte & Touche LLP as auditors and authorization of the Board to fix the remuneration to be paid to the auditors, the affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval.
How will broker non-votes and abstentions affect the vote on each proposal?
Common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and common shares held by holders who abstain from voting on any matter are not included in the determination of the common shares voting on such matters but are included for quorum purposes.
How do I vote?
Carefully read and consider the information contained or incorporated by reference in this Proxy Statement. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of QLT (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in any of the following ways:
•	in person at the Annual Meeting;
•	by mail or facsimile — complete, sign and date the enclosed Instrument of Proxy and return it in the enclosed postage paid return envelope or by facsimile as soon as possible to our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524;
•	by telephone — call 1-866-732-VOTE (8683) toll free from your touch-tone phone and follow the instructions (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your proxy form if you vote by telephone; or
•	using the internet — go to www.investorvote.com and follow the instructions on the screen (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your proxy form if you vote using the internet.
All votes made by proxy must be received (whether delivered by mail, facsimile, telephone or internet) no later than Tuesday, May 18, 2010 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time).

If your shares are not registered in your name but instead are held through your broker or another intermediary, then you will have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. In that case, follow the instructions given to you by your broker or the other intermediary. The Chairman may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT.
How will proxies be exercised?
The proxy holder will vote or withhold from voting according to instructions in the Instrument of Proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the Instrument of Proxy, your shares will be voted “FOR” the election of the eight nominees for election to the Board as set out in this Proxy Statement and “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors until the close of the next annual meeting of shareholders. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted “FOR” each of the proposals described in this Proxy Statement.
The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.
What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials because you own QLT common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote all of the Instruments of Proxy according to the instructions contained in this Proxy Statement and to follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.
Can I change my vote after I have voted?
You may revoke your proxy at any time before it is exercised at the Annual Meeting. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law:
•	the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder’s corporate seal or by a duly authorized officer or attorney of the corporation; and
•	the instrument revoking the proxy must be (i) delivered to our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 on or before Wednesday, May 19, 2010 at 5:00 p.m. (Pacific Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.

If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.
Who will tabulate the votes?
Our transfer agent, Computershare Investor Services Inc., will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by us to act as scrutineer for the Annual Meeting.
Who pays the cost of the proxy solicitation?
We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold our shares that are beneficially owned by others. We will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out of pocket expenses in forwarding proxy materials to beneficial owners of our shares. Proxies may be solicited by certain Directors, officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to Directors, officers or other QLT employees for soliciting proxies. In addition, we may engage external proxy solicitation services to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record of common shares. In the event we engage such proxy solicitation services, we anticipate that the services would be provided at a standard fee and on other typical commercial terms.
How can shareholders submit proposals for QLT’s 2011 Annual Meeting?
If you want to propose a matter for consideration at the 2011 Annual Meeting, then notice of that proposal must be received at our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 before February 21, 2011. For a proposal to be valid, it must, according to the Business Corporations Act (British Columbia) (the “BCA”), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.
CORPORATE GOVERNANCE
Overview of Our Corporate Governance Principles
We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our shareholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit the Company and our shareholders to do so.

We maintain a corporate governance page on our website that includes key information about our corporate governance, including our Code of Ethics and Code of Exemplary Conduct and the charters for the Audit and Risk, Corporate Governance and Nominating, Executive Compensation and Scientific Review Committees of our Board, all of which can be found at www.qltinc.com by clicking on “Corporate Governance” under “Investors.” The charter of the Audit and Risk Committee is also available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. The documents noted above will also be provided without charge to any shareholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Ethics, will be posted on our website.
We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission (“SEC”), National Instrument 58-101 — Disclosure of Corporate Governance Guidelines, National Policy 58-201 — Corporate Governance Guidelines, Multilateral Instrument 52-110 — Audit Committees, the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), and the policies of the Toronto Stock Exchange (the “TSX”) (collectively, the “Governance Guidelines”). Our policies and practices meet or exceed the Governance Guidelines.
Disclosure Practices
QLT has in place disclosure controls and procedures to ensure QLT meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow QLT to accomplish this objective. To implement and review our disclosure controls and procedures, our President and Chief Executive Officer and our Chief Financial Officer have established a Disclosure Practices Committee. The role of this Disclosure Practices Committee is to identify and consider the information gathered for disclosure purposes and also to make recommendations to the President and Chief Executive Officer and the Chief Financial Officer with respect to the disclosures to be made by QLT.
The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, the President and Chief Executive Officer and the Chief Financial Officer, and also for designating those individuals within QLT responsible for preparing, reviewing and approving the content of any disclosure.
Corporate Code of Ethics and Code of Exemplary Conduct
QLT has adopted a Code of Ethics which is applicable to all Directors, officers and employees of QLT, as well as a Code of Exemplary Conduct which applies to the Chief Executive Officer, all other executive officers and all senior financial managers, internal legal counsel and human resources managers of QLT. As further described in the charter of the Audit and Risk Committee (available on our web site at www.qltinc.com), the Audit and Risk Committee is responsible for monitoring compliance with the Code of Ethics and Code of Exemplary Conduct and reviews and, if determined appropriate, updates them annually.
Our Audit and Risk Committee and our management review and discuss with the Board from time to time the effectiveness of our Code of Ethics and our Code of Exemplary Conduct and any areas or systems that may be further improved. QLT has not been required to, and has not, filed a material change report that pertains to any conduct of any of our Directors or executive officers that constitutes a departure from these codes.

QLT complies with the provisions of the BCA that deal with conflict of interest situations. QLT, through Directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a Director or officer may have.
The Code of Ethics and Code of Exemplary Conduct are available on QLT’s web site at www.qltinc.com. QLT will also post on its website any amendments to those codes or waivers of compliance by Directors or executive officers. In fiscal 2009, other than a minor amendment made to our Code of Ethics relating to conflicts of interest reporting, there were no such amendments made or waivers granted.
Mandate of the Board and the Chairman of the Board
Our Board is responsible for the supervision of the management of the business and affairs of QLT, the stewardship of QLT and the enhancement of shareholder value. The Board has adopted a written mandate, which is applicable to all Directors, and which has formalized its position on corporate governance. The Board has also developed a written position description for the Chairman of the Board, which is detailed in the Mandate of the Chairman of the Board. The Mandate of the Board of Directors and the Mandate of the Chairman of the Board are incorporated herein by reference and are available on our web site at www.qltinc.com and at SEDAR at www.sedar.com, or copies can be requested without charge by contacting QLT at the address set out below under the heading “Audited Consolidated Financial Statements and Additional Information.” The Corporate Governance and Nominating Committee of the Board has the mandate to actively review and ensure that good corporate governance practices and the Mandate of the Board of Directors are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and updating, as appropriate, the QLT Board of Directors’ Mandate.
Under its Mandate, our Board is responsible for developing a succession plan for the Chief Executive Officer, and for discussing with the Chief Executive Officer succession plans for other senior management personnel. The Chief Executive Officer is responsible for recommending and then implementing the corporate strategy approved by the Board and for managing QLT’s business with the objective of meeting the corporate goals. On an annual basis, the Board reviews, approves and documents in writing the annual corporate goals and objectives that the Chief Executive Officer is responsible for meeting each year, and the Board, together with the Executive Compensation Committee, assesses the Chief Executive Officer’s performance against those goals.
Our Directors are kept informed of QLT’s business through open discussions with the Chief Executive Officer and other key members of management. Our Board also reviews documents, such as detailed quarterly and periodic management reports and financial statements, by attending presentations made during Board meetings and through periodic reports to the full Board from each of QLT’s Committees. Our Directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions.
Board Attendance at Annual Meeting
It is a policy of the Board to encourage Directors to attend regular Board meetings, Board committee meetings on which they serve and each annual general meeting of the shareholders. In 2009, with the exception of Mr. Crossgrove, all members of the Board attended QLT’s annual general meeting. It is anticipated that all director nominees will attend our 2010 Annual Meeting.

Decisions Requiring Prior Approval of the Board
In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, management is required to seek approval from the Board for major transactions, for any single expense which exceeds certain specified dollar values, and for certain transactions with related persons. Additional information relating to transactions with related persons is set forth below under the heading “Review, Approval or Ratification of Transactions with Related Persons.”
Orientation and Continuing Education Programs
It is the intention of the Board that as and when a new Board nominee is appointed, the Board will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board and the Mandate of the Board, and information regarding our business and operations. The Corporate Governance and Nominating Committee is responsible for reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, our Directors are encouraged to periodically attend accredited courses on current trends in corporate governance and other relevant areas. As well, from time to time the Directors tour the facilities of QLT and its subsidiaries.
Outside Advice
In certain circumstances it may be appropriate for an individual Director to engage an outside professional advisor at the expense of QLT. The engagement of the outside professional advisor would be subject to approval of the Chairman of the Board. Each of the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee also has the authority to engage external advisors as set forth in each of their respective charters. The Scientific Review Committee is also authorized to engage independent consultants with the approval of the Chairman of the Board.
Director and Officer Liability Insurance
We maintain Directors’ and officers’ liability insurance coverage through a policy covering QLT and its subsidiaries. This insurance provides coverage for indemnity payments made by QLT to our Directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and Directors in their capacity as such. This policy also provides coverage directly to individual Directors and officers if they are not indemnified by QLT. The insurance coverage for our Directors and officers has customary exclusions, including those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.
Minimum Share Ownership Guidelines for Directors
The Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in QLT by each independent Director to further align the interests of our Board and shareholders. As a result, in March 2005, we adopted share ownership guidelines for our independent Directors. Under these guidelines, independent Directors were encouraged to acquire (if not already held) and hold by March 2009 (or four years after they assumed a position on the Board, if later), common shares of QLT valued at four times their then current annual retainer. In determining compliance with these guidelines, common shares were valued at their current market value (as opposed to acquisition cost or other measure) and, therefore, compliance was subject to share price fluctuations and market volatility.

The Board believed that it was difficult to monitor compliance given market volatility, and that modifications to the guidelines were necessary to eliminate volatility as a factor in assessing compliance. Following consultation with Radford, an Aon Consulting company and independent compensation advisor, in September 2009, the Board, on the recommendation of the Executive Compensation Committee, approved revised share ownership guidelines for independent Directors encouraging share ownership as follows:
•	Chairman: an amount equal to three times the Chairman’s annual retainer, satisfied within four years from the date he or she assumes the office of Chairman;
•	Directors other than the Chairman: an amount equal to three times the Director’s annual retainer, satisfied within four years from the later of: (i) the implementation of the initial share ownership guidelines in March 2005 (ie. March 2009) and (ii) the date the person joined the Board.
Holdings of vested deferred share units (referred to as “DSUs”) are counted towards fulfilling the guidelines, while unexercised stock options are not. According to Radford, the implementation of share ownership guidelines instituted by the Board is consistent with RiskMetrics’ best practices.
The value of the shares owned for the purposes of fulfilling the share ownership guidelines is determined as the greater of the acquisition cost or the market value at the time of the determination. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. As of February 2010, four years from the date of his appointment as Chairman of the Board, Mr. Clarke is in compliance with the guidelines. Messrs. Carter, Crossgrove, Massey and Wood are also in compliance with the guidelines. Ms. Falberg and Mr. Turner joined the Board in 2009 and 2010, respectively, and, therefore, intend to meet the share ownership guidelines within four years of their appointment.
Our share ownership guidelines for executive officers are described below in this Proxy Statement under the heading “Compensation Discussion and Analysis.”
Director Nomination Process
To assist with director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board. In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to the best interests of QLT as a whole.
The Board prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board can achieve its objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board and may retain the assistance of a recruiting firm to assist it to identify and recruit candidates that possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees to assist it with the recruitment of new directors. Potential nominees and their respective references are interviewed extensively in person before any nomination is endorsed by that Board committee. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board.

The Board will also consider any director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Corporate Governance and Nominating Committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a Director, and complete contact information for the candidate and the nominating shareholder. The methods by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out on QLT’s web site at www.qltinc.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations which come before it.
Independence of Directors
To ensure good objective governance is maintained at QLT, the Board strives to maintain strong independence from management. In determining whether Directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each Director and QLT, including any family, supplier or service provider relationships. The Board considers a relationship material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the Director’s independent judgment.
The Chairman of the Board, Mr. Boyd Clarke, is an independent member of the Board. Seven of the eight current Directors are considered “independent.” Mr. Butchofsky is not considered “independent” since he is also our President and Chief Executive Officer.
Executive Session of Independent Directors
The independent members of the Board meet without management and non-independent Directors present during a session of each quarterly Board meeting (unless the independent Directors determine such a session is not required) and during such other meetings where considered appropriate.
Independence of Committee Members
The members of each of the Audit and Risk Committee, the Executive Compensation Committee, the Corporate Governance and Nominating Committee and the Scientific Review Committee are all “independent” Directors within the meaning ascribed to it in Multilateral Instrument 52-110 — Audit Committees and the Marketplace Rules of the NASDAQ, respectively, and, in the case of the Audit and Risk Committee, the additional independence requirements set out by the SEC.
Audit Committee Financial Expert
Each member of the Audit and Risk Committee is financially sophisticated, as defined by the Marketplace Rules of NASDAQ, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including QLT’s consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. The Board has determined that Mr. Peter Crossgrove, the Chair of our Audit and Risk Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Mr. Crossgrove is also “independent,” as independence for audit committee members is defined by the NASDAQ and the TSX.

Compensation Committee Interlocks and Insider Participation
None of the members of the Executive Compensation Committee during fiscal 2009 or as of the date of this Proxy Statement is a current officer or employee of QLT or has any interlocking relationship as set forth in applicable SEC rules. In addition, none of QLT’s executive officers serves as a member of the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our Executive Compensation Committee or Board.
The Directors are also directors of the following reporting issuers:

Name of Director	Reporting Issuer

Robert L. Butchofsky	N/A

Dr. Bruce L.A. Carter	ZymoGenetics, Inc.
Dr. Reddy’s Laboratories Limited

C. Boyd Clarke	N/A

Peter A. Crossgrove	Barrick Gold Corporation
Excellon Resources Inc.
Lake Shore Gold Corp.
Detour Gold Corporation
Pelangio Exploration Inc.

Kathryn E. Falberg	Halozyme Therapeutics, Inc.

Dr. Ian J. Massey	N/A

Joseph L. Turner	N/A

L. Jack Wood	Clinuvel Pharmaceuticals Ltd.
Communicating with the Board of Directors
Any shareholder or interested party who wishes to communicate with the Board or any specific Director, including independent Directors, the Chairman of the Board, or committee members, may write to:
QLT Inc.
Attn: Board of Directors
887 Great Northern Way, Suite 101
Vancouver, British Columbia, V5T 4T5
Canada
Depending on the subject matter of the communication, the corporate secretary will:
•	forward the communication to the Director or Directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman of the Board);
•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Shareholders and other interested persons may submit concerns regarding accounting matters by following the instructions for making a report published in the Corporate Governance subsection of the Investor Relations section of our web site.
Board of Directors and Board Committees
The Board held 8 meetings (in person or by teleconference) during fiscal 2009, a number of which included sessions with only independent Directors. No Director attended fewer than 73% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal 2009. Mr. Joseph Turner joined the Board as a Director on February 18, 2010 and was appointed to serve as a member of the Company’s Audit and Risk Committee effective as of that date.
Board Committees. The Board has a standing Audit and Risk Committee, Corporate Governance and Nominating Committee, Executive Compensation Committee and Scientific Review Committee. In addition, from time to time, the Board establishes special committees to assist the Board in respect of certain matters. The Board did not establish any special committees in 2009.

			Number of
	Members (as at		Meetings
Committee	12/31/09)	Key Functions	in 2009
Audit and Risk	Peter A. Crossgrove*	monitors QLT’s internal accounting controls and business conduct	10

	L. Jack Wood	oversees QLT’s accounting and financial reporting practices

	Kathryn E. Falberg	reviews the adequacy of the system of internal controls, reviewing any relevant accounting, financial and securities regulatory matters

		reviews the management of corporate financial and compliance risks

		recommends the appointment of independent auditors, engages the independent auditors, and receives the reports of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of internal controls

		provides a mechanism for communication between the Board and QLT’s independent auditors

		meets regularly with QLT’s auditors without management present

Corporate Governance and Nominating	C. Boyd Clarke* Peter A. Crossgrove L. Jack Wood	develops and oversees Board governance principles assesses the effectiveness of corporate governance and makes recommendations to the full Board	5
		makes recommendations to the Board regarding the size and composition of the Board and Board committees

		develops and oversees Board continuing education program

		conducts an annual assessment process to assess the effectiveness of the Board and individual members of the Board

		reviews and considers nominations to the Board

		reviews annually the credentials of nominees for re-election and ensures qualifications are maintained

		reviews compliance with QLT share ownership guidelines by members of the Board and executive officers

			Number of
	Members (as at		Meetings
Committee	12/31/09)	Key Functions	in 2009
Executive Compensation	L Jack Wood *	makes recommendations to the Board regarding the compensation of all executive officers	4
	Ian J. Massey

	Bruce L.A. Carter	reviews and makes recommendations with respect to compensation policy and programs generally and determines and recommends option grants under QLT’s incentive stock option plans

		reviews and recommends to the Board the manner in which executive compensation should be tied to both short-term and long-term corporate goals of QLT and completes the disclosure regarding executive compensation contained in QLT’s Proxy Statement

		assists the Board in ensuring that QLT has a plan for continuity of its officers and an executive compensation plan that is competitive to attract, retain and motivate high performance of its executive management and other key personnel

		establishes QLT share ownership guidelines for members of the Board and executive officers

Scientific Review	Ian J. Massey*	reviews management’s direction and investment in QLT’s research, development and technology initiatives	3
	Bruce L.A. Carter

*	Chair
Summary of Attendance of Directors in 2009(1):

Committee Meetings
Attended (where
	Board Meetings	attending as a member of
	Attended	the committee and paid
	in 2009	for attendance) in 2009
Robert L. Butchofsky	8/8	N/A
Bruce L.A. Carter	6/8	5/7
C. Boyd Clarke(2)	8/8	7/7
Peter A. Crossgrove	8/8	15/15
Kathryn E. Falberg(3)	6/6	8/8
Ian J. Massey(4)	8/8	7/7
L. Jack Wood	8/8	19/19

Notes:

(1)	Mr. Turner joined the Board on February 18, 2010 and is therefore not included in this table.

(2)	Mr. Clarke attended as an invitee for all other Board committee meetings to the extent practicable. Mr. Clarke does not receive an attendance fee where he is attending meetings as an invitee only, and such attendance is not reflected in the above table.

(3)	Ms. Falberg joined the Board on March 25, 2009 and was appointed to serve as a member of the Company’s Audit and Risk Committee effective as of that date, replacing C. Boyd Clarke on the Audit and Risk Committee.

(4)	Mr. Massey also meets with QLT’s research and development personnel as part of his role as Chair of the Scientific Review Committee, which meetings are not reflected in the above table.

COMPENSATION OF DIRECTORS
2009 Independent Director Compensation Program
The amount and form of director compensation is reviewed periodically by the Executive Compensation Committee, with any resulting recommendations made to the Board, to ensure that such compensation realistically reflects the responsibilities and risks of being an effective director. To assist in its evaluation of director compensation, the Executive Compensation Committee has the authority to retain independent compensation consultants. Accordingly, in 2007 the Executive Compensation Committee engaged Radford, an Aon Consulting Company that focuses on the compensation issues facing technology and life sciences companies, to conduct an independent assessment of our director compensation practices relative to a comparator group of peer companies (the “Radford Director Compensation Report”). The peer group comprised biotechnology and life sciences companies located in Canada and primarily the West Coast of the United States comparable to QLT based on a number of factors, including number of employees, market capitalization, revenues and stage of product pipeline. The peer group was selected by Radford and approved by the Executive Compensation Committee.
Overview. Our independent Directors receive cash and equity-based compensation for their service on the Board. As an employee, our President and Chief Executive Officer is not compensated separately for his service on the Board. Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with our policies. Director fees are paid quarterly in arrears.
Cash compensation. As noted above, the Executive Compensation Committee previously engaged Radford to assess our Director compensation program against a comparator group of peer companies. The Radford Director Compensation Report was received in February 2008. According to the Report, overall, our Director compensation program fell within the 50th to the 75th percentile of our comparator group, which is consistent with market practices for companies whose board of directors have a similar work load and number of meetings held. Following a review of the results and recommendations of the Report and the Executive Compensation Committee, and in anticipation of an increased number of meetings in 2008, effective February 2008 the Board of Directors approved a 25% reduction in the fees paid for Board and Committee meetings attended in person and for Board meetings attended by telephone. In addition, while the Radford Director Compensation Report did not make a recommendation concerning a reduction in the Chairman’s retainer, in February 2008 the Chairman of the Board, C. Boyd Clarke, recommended to the Executive Compensation Committee that in light of the fact the shareholders of the Company had suffered substantial diminution in the value of their shares over the course of 2007, and in conjunction with the Company’s ongoing efforts to reduce costs where possible, the Chairman’s additional annual retainer fee be reduced by 50% from $90,000 to $45,000. The Executive Compensation Committee and the Board accepted Mr. Clarke’s recommendation.
In early 2009, the Executive Compensation Committee assessed the Director compensation program and determined that, in consideration of the 2008 Radford Director Compensation Report and given the uncertain economic climate and the Company’s desire to avoid increased costs, Director compensation for 2009 would remain unchanged.

In 2009, the fees paid to our independent Directors were based on the following:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for all Directors	$30,000
• additional retainer for Chairman of the Board	$45,000
Additional Annual Retainer fee for Chair of the Audit and Risk Committee	$12,500
Additional Annual Retainer fee for Chair of all other committees (other than the Chair of the Corporate Governance and Nominating Committee, for which no additional retainer is paid)	$10,000
Additional Annual Retainer fee for non-chair committee members	$5,000
Fee for each QLT Board meeting attended:
• by telephone	$1,500
• in person	$3,000
Fee for each committee meeting attended:
• by telephone	$1,500	(1)
• in person (unless already attending in person for a meeting of the Board of Directors, in which case only a $1,000 meeting fee will be paid)	$3,000	(1)
Fee to perform Board or committee business (other than attendance at a Board or committee meeting) at the specific request of the Board or relevant committee:
• if out of town travel is required	$3,000
• if no out of town travel is required	$1,500	(2)
Fee to QLT Board member for attending operating subsidiary Board meeting as a member of the Board of Directors of the operating subsidiary (whether in person or by telephone)	$1,500

(1)	Where our Directors attend one or more committee meetings in conjunction with a Board meeting, the total fees for that set of Board and committee meetings are capped at $4,000.

(2)	To recognize that reimbursement for out of town travel may not be applicable in some cases when attending to Company business, effective December 7, 2009, a smaller fee of $1,500 was approved to compensate Directors for attendance at a meeting related to Company business (other than attendance at a Board or committee meeting) where no travel is required.
Equity-Based Compensation. In addition to cash compensation, our independent Directors also receive equity-based compensation to ensure that their interests are fully aligned with those of our shareholders.
We maintain a Directors’ Deferred Share Unit Plan, which we refer to as the “DDSU Plan”. Under the DDSU Plan, at the discretion of the Board, independent Directors receive all or a percentage of their equity-based compensation in the form of deferred share units, or “DSUs,” each of which has a value equal to the closing price of our common shares on the TSX on the trading day immediately prior to the date of grant. A DSU is convertible only into cash (no shares are issued), and can only be converted after the independent Director ceases to be a member of the Board. The DSUs vest monthly over 36 months from the date of grant.
The value of a DSU, when converted to cash, will be equivalent to the market value of a QLT common share at the time the conversion takes place. We do not have a history of paying dividends on our common shares; however, if dividends ever are paid on our common shares, an independent Director’s DSU account will be credited with dividends at the same rate.

The Executive Compensation Committee’s objective in granting DSUs to independent Directors is to provide a reasonable, market-based, incentive for Directors to deliver increased value to shareholders. Based in part on advice received from Towers Watson (previously Towers Perrin), an independent, internationally recognized human resources and compensation consulting firm, at the time the DDSU Plan was implemented in 2005, the Executive Compensation Committee and the Board concluded that DSUs are an effective way to align the interests of the independent Directors with those of the shareholders, without resulting in additional share dilution to shareholders.
In May 2009, following his or her appointment at the Annual Meeting of shareholders, each independent Director received 7,500 DSUs, except the Chairman of the Board who received 15,000 DSUs.
Our Directors are also eligible to receive stock options under the QLT 2000 Incentive Stock Option Plan (the “QLT Plan”); however, no stock options were granted to our independent Directors in fiscal 2009.
The following table provides information regarding the compensation of our Directors for fiscal 2009.
Director Compensation Table

						Changes in
						Pension Value
						and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or		Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
Name(1)	(US$)		(US$)(2)(3)(4)	(US$) (4)	(US$)	(US$)	(US$)	(US$)
Robert L. Butchofsky (5)	—			—	—	—	—	—
Bruce L.A. Carter	$59,500	(6)	$16,036	—	—	—	—	$75,536
C. Boyd Clarke	$103,250	(7)	$32,072	—	—	—	—	$135,322
Peter A. Crossgrove	$83,000	(8)	$16,036	—	—	—	—	$99,036
Kathryn E. Falberg	$49,431	(9)	$16,036	—	—	—	—	$65,466
Ian J. Massey	$70,500	(10)	$16,036	—	—	—	—	$86,536
L. Jack Wood	$84,000	(11)	$16,036	—	—	—	—	$100,036

(1)	Mr. Turner joined the Board on February 18, 2010 and is therefore not included in the table above.

(2)	Stock awards were granted/priced in Canadian dollars and have been converted to U.S. dollars for disclosure purposes using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(3)	Stock awards consist of DSUs. Details of the DSUs are set out above under the heading “2009 Independent Director Compensation Program — Equity Based Compensation.” This column represents the aggregate grant date fair value of DSUs granted in fiscal 2009 in accordance with ASC Topic 718 (previously SFAS 123R). In May 2009, Mr. Clarke was granted 15,000 DSUs (as Chairman) and each other independent Director was granted 7,500 DSUs. The estimated fair value for each DSU as at the grant date on May 5, 2009 was $2.14, determined in accordance with ASC Topic 718 and the terms of the DDSU Plan by reference to the closing price of our shares on the TSX on the trading day immediately preceding the date of grant, being the closing price of our shares on the TSX on May 4, 2009, which was CAD$2.44 (US$2.14 per share).

(4)	The following table sets forth the total of all vested and unvested stock awards (consisting solely of DSUs) and option awards outstanding as of December 31, 2009 for each of our independent Directors.

	Outstanding Stock	Outstanding Option
Name	Awards (DSUs)	Awards
Bruce L.A. Carter	30,000	—
C. Boyd Clarke	67,500	—
Peter A. Crossgrove	37,500	—
Kathryn E. Falberg	7,500	—
Ian J. Massey	30,000	—
L. Jack Wood	37,500	—

(5)	Mr. Butchofsky is our President and Chief Executive Officer. Because he is an employee of the Company he receives no additional compensation for services as a Director of the Company. His total compensation for fiscal 2009 is set forth below under the heading “Executive Compensation.”

(6)	Consists of annual retainer fees of $40,000 and meeting fees of $19,500.

(7)	Consists of annual retainer fees of $76,250 and meeting fees of $27,000.

(8)	Consists of annual retainer fees of $47,500 and meeting fees of $35,500.

(9)	Consists of annual retainer fees of $26,931 and meeting fees of $22,500.

(10)	Consists of annual retainer fees of $45,000, meeting fees of $24,000 and fees to perform Scientific Review Committee business of $1,500.

(11)	Consists of annual retainer fees of $50,000 and meeting fees of $34,000.
2010 Independent Director Compensation Program
There have been no changes to the compensation program for the independent Directors to date in 2010. It is anticipated that the Executive Compensation Committee will review and assess our compensation program for the independent Directors during the course of 2010.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently has eight members. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has fixed the number of directors constituting the Board at eight and has nominated for election at the Annual Meeting a slate of eight nominees, including Mr. Joseph Turner, who was appointed by the Board as an additional director on February 18, 2010. As more specifically described below, Mr. Turner augments our Board with both his financial expertise and with his knowledge of the biotechnology industry.
The Board of Directors of QLT has consistently sought Board membership that reflects a mix of experience among its members to maintain a diversity of perspectives and to ensure that QLT can meet its objectives. The Board believes the current Board nominees achieve this goal, reflecting as a whole diverse knowledge and experience, including in the areas of finance, science and biotechnology and healthcare executive management. The names and biographical information about each nominee are set out below.
Each Director elected will hold office until the next Annual Meeting or until his or her successor is duly elected, unless he or she resigns earlier. The Board is permitted to increase the number of Directors by up to one-third of the number of Directors elected at the Annual Meeting at any time prior to the next Annual Meeting.
In the unanticipated event that a nominee is unable to or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted at the discretion of the proxy holder to elect another nominee designated by the Board, if presented, or the Board will comprise a lesser number of Directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who intends to decline to serve as a Director, if elected.

Information Regarding Director Nominees
The names of the nominees and certain information about them are set forth below:

Name of Nominee and Residence	Age	Position(s) With the Company	Independent	Director Since

Robert L. Butchofsky British Columbia, Canada	48	President, Chief Executive Officer and Director	No	2006

Bruce L.A. Carter, Ph.D Washington, USA	66	Director	Yes	2006

C. Boyd Clarke Pennsylvania, USA	61	Chairman of the Board and Director	Yes	2003

Peter A. Crossgrove Ontario, Canada	73	Director	Yes	1990

Kathryn E. Falberg California, USA	49	Director	Yes	2009

Ian J. Massey, Ph.D. California, USA	59	Director	Yes	2006

Joseph L. Turner Colorado, USA	58	Director	Yes	2010

L. Jack Wood British Columbia, Canada	73	Director	Yes	2001
There is no family relationship between any of our Directors or executive officers. The number of common shares owned by each of the nominees for election as a Director is set forth under “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.
Robert L. Butchofsky was appointed as President and Chief Executive Officer and a Director of QLT in February 2006 following his earlier appointment as Acting Chief Executive Officer of QLT in September 2005. Mr. Butchofsky joined QLT in 1998 as Associate Director, Ocular Marketing and was appointed Vice President, Marketing and Sales Planning in September 2001. Mr. Butchofsky was promoted to Senior Vice President, Marketing and Sales Planning in early 2005, responsible for QLT’s ongoing marketing of the pharmaceutical products, Visudyne and Eligard, including managing significant partnerships, as well as corporate strategy development and investor relations activities. From June 1990 to August 1998, Mr. Butchofsky was employed at Allergan Inc., a pharmaceutical company, where he built an extensive background with ocular pharmaceutical products and Botox®, including sales, health economics, worldwide medical marketing, and product management. Prior to joining Allergan Inc., Mr. Butchofsky spent several years managing clinical trials at the Institute for Biological Research and Development. Mr. Butchofsky also serves on the Board of Superna Life Sciences Inc., a privately-held pharmaceutical company located in Vancouver, British Columbia. Mr. Butchofsky has a Bachelor of Arts degree in Biology from the University of Texas and a Masters of Business Administration from Pepperdine University.

Dr. Bruce L.A. Carter has been a Director of QLT since November 2006. Dr. Carter is Chairman of the Board of ZymoGenetics, Inc., a biopharmaceutical company in Seattle, Washington, focused on the development and commercialization of therapeutic proteins for the treatment of viral infection, cancer, inflammatory disease and bleeding. Dr. Carter was appointed Chairman of the Board in April 2005 and was ZymoGenetics’ Chief Executive Officer from April 1998 to January 2009. Dr. Carter first joined ZymoGenetics in 1986 as Vice President of Research and Development. In 1994, he was chosen as Corporate Executive Vice President and Chief Scientific Officer for Novo Nordisk A/S, the former parent company of ZymoGenetics. He was elected to the board of ZymoGenetics in 1987 and was appointed Chairman of the Board and President of that company in 1998. Dr. Carter held the title of President until July 2007. Dr. Carter led the negotiations that established ZymoGenetics as an independent company from Novo Nordisk in 2000. Dr. Carter held various positions of increasing responsibility at G.D. Searle & Co., Ltd. from 1982 to 1986 and was a lecturer at Trinity College, University of Dublin from 1975 to 1982. Dr. Carter is also a director of the Global Alliance for TB Drug Development, a not-for-profit product development partnership, and serves on the Board of Dr. Reddy’s Laboratories Limited, a global pharmaceutical company. Dr. Carter has a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.
C. Boyd Clarke has been a Director of QLT since 2003 and was appointed as Chairman of the Board in February 2006. Since September 2007, Mr. Clarke has been a Venture Advisor to ProQuest Investments, a healthcare venture capital firm. From March 2002 to May 2006, Mr. Clarke was President and Chief Executive Officer of Neose Technologies, Inc., a U.S. publicly listed biotechnology company focused on the development of protein therapeutics. Mr. Clarke served on the Board of Directors of Neose from 2002 to May 2007. From December 1999 through March 2002, Mr. Clarke was President and Chief Executive Officer of Aviron, Inc., a biotechnology company developing vaccines, which was acquired by MedImmune, Inc., and was also Chairman from January 2001 through March 2002. From 1998 through 1999, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., a biotechnology company focused on products to treat cancer, which was also acquired by MedImmune, Inc. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first President of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke was formerly a director of the Biotechnology Industry Association. He is currently a Director of Rib-X Pharmaceuticals, Palkion, Inc. and Ligocyte Pharmaceuticals, Inc., and Chairman of the Board of Mersana Therapeutics, Inc., all of which are privately-held biotechnology companies. Mr. Clarke has a Bachelor of Science in biochemistry and a Master of Arts in History from the University of Calgary.
Peter A. Crossgrove has been a Director of QLT since 1990. Mr. Crossgrove has devoted much of his life to the improvement and advancement of Canada’s health care system, including raising millions of dollars in support of health care and guiding the mergers of several hospitals to create the University Health Network, Canada’s largest Health Sciences Centre. Mr. Crossgrove is currently Chairman and since April 2008, Chief Executive Officer, of Excellon Resources Inc., a mining company, Non-Executive Co-Chairman of Detour Gold Corporation, and is a trustee of Dundee Real Estate Investment Trust. From 1997 to April 2005, Mr. Crossgrove was the Chairman of Masonite International Corporation, formerly Premdor Inc., a door and industrial products manufacturing company which was acquired on March 31, 2005 by Stile Acquisition Corp. Mr. Crossgrove also currently serves on the Boards of the following mining companies: Barrick Gold Corporation (since June 1993), Lake Shore Gold Corp. (since November 2009, following its acquisition of West Timmins Mining Inc., where he served on the Board since September 2006) and Pelangio Exploration Inc. (since February 2008). Mr. Crossgrove also sits on the Audit Committees of Barrick Gold Corporation and Dundee Real Estate Investment Trust. Mr. Crossgrove is Chairman Emeritus of Cancer Care Ontario, represents the Province of Ontario on the Canadian Partnership Against Cancer Board and is a recipient of the Queen’s Golden Jubilee medal. In 2004, Mr. Crossgrove was appointed to the Order of Canada and, in 2010, to the Order of Ontario. Mr. Crossgrove has a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School.

Kathryn E. Falberg has been a Director of QLT since March 2009. Ms. Falberg has over 23 years of financial experience with companies of varying sizes across multiple industries, including technology, life sciences, medical device and consumer products. Ms. Falberg is currently Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company, since December 2009. Previously, Ms. Falberg joined ARCA biopharma, Inc., a biopharmaceutical company, in February 2009 as its Chief Financial Officer and Chief Operating Officer. From 2003 to 2008, Ms. Falberg was President of Canyon Capital & Consulting, a private investment and consulting firm, where she was an active investor and consultant to small companies. From October 2001 to June 2002, Ms. Falberg was a consultant to Inamed, a medical device company, and briefly served as its interim Chief Financial Officer. Ms. Falberg joined Amgen Inc., a global biotechnology company, in 1995 as Treasurer, and advanced through a series of positions of increasing responsibility, culminating in her appointment as Senior Vice President, Finance and Strategy, and Chief Financial Officer in 1998. Ms. Falberg left Amgen Inc. in July 2001. Ms. Falberg currently serves on the Board and Audit Committee (Chair) of ESS Technology, Inc., a privately-held semiconductor company, and the Board, Audit Committee (Chair), Compensation Committee and Nominating and Governance Committee of Halozyme Therapeutics, Inc., a publicly-traded biopharmaceutical company. In the last five years, Ms. Falberg also served on the Board and the Audit and Compensation Committees of Fresh Del Monte Produce Inc. until 2006, and the Board and Audit Committee (Chair) of Human Genome Sciences, Inc. until 2005. Ms. Falberg has an M.B.A. and B.A. in Economics from the University of California, Los Angeles.
Dr. Ian J. Massey has been a Director of QLT since June 2006. Dr. Massey is a senior pharmaceutical executive with experience in all phases of the drug discovery and development process. In 2006, Dr. Massey joined Synosia Therapeutics, Inc., a private biotechnology company focused in the fields of neurology and psychiatry, as its President and Chief Executive Officer. From 2002 to 2006, Dr. Massey was the Senior Vice President and Head of Research and Preclinical Development at Roche Palo Alto, where he built and led a research and preclinical development organization of approximately 700 people in multiple therapeutic areas. From 1995 to 2002, Dr. Massey held positions of increasing responsibility at Roche Bioscience, including Senior Vice President, Head of Neurobiology Business Unit and Central Research & Development and Vice President and Director of Preclinical Research and Development. Prior to joining Roche, Dr. Massey was at Syntex Research for over 15 years where he held a number of senior positions, culminating in the position of Vice President and Director, Institute of Analytical Research. Dr. Massey has a D. Phil. degree in Organic Chemistry from the University of Oxford, England, a M.A. in Organic/Natural Product Chemistry and a B.A. in Chemistry.

Joseph L. Turner was appointed to the Board of Directors of QLT by the Board on February 18, 2010. Mr. Turner has over 25 years of experience as a financial manager in the biotech and pharmaceutical industries, including 14 years as a Chief Financial Officer. Most recently, Mr. Turner served as Chief Financial Officer at Myogen, Inc., a biopharmaceutical company, which he joined in 1999, remaining until it was acquired by Gilead Sciences in 2006. At Myogen, Mr. Turner was responsible for, among other things, all financial and accounting matters and assisted to raise over $300 million through a number of private and public financings. Previously, he was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and Vice President, Finance and Administration at Cortech, Inc. Mr. Turner began his career at Eli Lilly and Company, where he served for 12 years in various financial positions. Since 2009, Mr. Turner has provided consulting services to ApopLogic Pharmaceuticals, Inc. and since 2007, to LigoCyte Pharmaceuticals, Inc., both of which are privately-held biopharmaceutical companies. He currently serves on the Board of Directors of Sequel Pharmaceuticals, Inc., a privately-held biotechnology company, Kythera Biopharmaceuticals, Inc., a privately-held pharmaceutical company, and ApopLogic Pharmaceuticals, Inc. Since 2009, Mr. Turner has also served on the Board of Managers and the Finance Committee of Swarthmore College. Previously, Mr. Turner served on the Board and Audit Committee of SGX Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, and the Board and as Chair of the Audit Committee of NovaCardia, Inc., a privately-held biotechnology company, prior to the sales of these companies in 2008 and 2007, respectively. Mr. Turner has an M.B.A. from University of North Carolina at Chapel Hill, an M.A. in Molecular Biology from University of Colorado, and a B.A. from Swarthmore College.
L. Jack Wood has been a Director of QLT since 2001. Mr. Wood has an extensive background in international marketing and manufacture of pharmaceutical products. He is currently a Director and the Chairman of enGene Inc., a privately-held biotechnology company, a Director of Clinuvel Pharmaceuticals Ltd., a biotechnology company listed on the Australian Stock Exchange, and a Director and Treasurer of the West Vancouver Shoreline Preservation Society. From 1992 to 2004, Mr. Wood worked with CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange, where he coordinated the company’s worldwide expansion in the plasma products industry. Prior to joining CSL, Mr. Wood was the President and Chief Executive Officer of Exogene Corporation, a biotechnology company. From 1988 to 1990, Mr. Wood was Senior Vice President of BioResponse Corporation, a biotechnology company sold to Baxter Healthcare Corporation. From 1980 to 1988, Mr. Wood worked for Bayer Corporation, a healthcare company, as a Vice President and General Manager for Europe, the Middle East and Africa. From 1963 to 1980, Mr. Wood held a series of operating and general management positions with Baxter Healthcare Corporation.
Vote Required and Board of Directors’ Recommendation
Director nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eight nominees with the highest number of affirmative votes cast at the Annual Meeting will be elected as Directors. You may choose to vote, or withhold your vote, separately for each nominee. Proxies cannot be voted for more than eight nominees for election to the Board.
The Board of Directors recommends that shareholders vote “FOR” the election of all eight nominees for Director. The proxyholders intend to vote the shares represented by proxies “FOR” the election of the eight nominees named in the Instrument of Proxy unless authority to vote for those persons is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the shares of our common stock beneficially owned by (1) each of our Directors and director nominees, (2) the named executive officers listed in the Summary Compensation Table below, (3) all of our Directors, director nominees and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC and the applicable Canadian securities regulators. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of April 8, 2010.
Amount and Nature of Beneficial Ownership

			Shares for
			Which
			Beneficial
			Ownership		Total Beneficial
			Can Be		Ownership
	Shares		Acquired	Number	Number	Percent
	Beneficially		Within 60	of	of	of
Name of Beneficial Owner	Owned		Days(1)	DSUs(2)	Shares	Class(3)
Robert L. Butchofsky	160,847	(4)	1,140,278	—	1,301,125	2.4%
Bruce L.A. Carter	20,000		—	22,917	42,917	*
C. Boyd Clarke	66,000		—	53,333	119,333	*
Peter A. Crossgrove	42,000		—	30,417	72,417	*
Kathryn E. Falberg	—		—	2,708	2,708	*
Linda M. Lupini	10,000		311,111	—	321,111	*
Alexander R. Lussow	10,000		251,111	—	261,111	*
Ian J. Massey	23,440		—	22,917	46,357	*
Cameron R. Nelson	35,000		376,111	—	411,111	*
Joseph L. Turner	—		—	—	—	*
L. Jack Wood	25,000		—	30,417	55,417	*
All directors, nominees and executive officers as a group (11 persons)	392,287		2,078,611	162,708	2,633,606	4.9%
NB Public Equity K/S (5)	7,727,613		—	—	7,727,613	14.4%
Axial Capital Management, LLC (6)	5,476,229		—	—	5,476,229	10.2%
Renaissance Technologies LLC (7)	3,732,217		—	—	3,732,217	7.0%
Black Horse Capital Management LLC (8)	3,238,834		—	—	3,238,834	6.0%

*	Represents less than 1%.

(1)	Indicates common shares that may be acquired upon exercise of outstanding options on June 7, 2010 by the persons named in the table above and by all Directors and executive officers as a group, except where otherwise described in the Notes to the above table.

(2)	DSUs are payable only in cash. The number of DSUs represented in this table consists of DSUs that will be vested as of June 7, 2010. A description of the DSUs is set out above under the heading “Compensation of Directors.”

(3)	Percentage ownership of QLT common shares is based on 53,571,856 common shares of QLT outstanding on April 8, 2010.

(4)	This figures reflects 350 common shares beneficially owned by Mr. Butchofsky through the Brock Family Living Trust, which holds 1,400 common shares of QLT. Mr. Butchofsky is a joint trustee of the Trust and, therefore, has control or direction over the 1,400 common shares.

(5)	Beneficial ownership is as of March 16, 2010, as reflected in a statement on Form 4 filed by NB Public Equity K/S with the SEC on March 18, 2010. The business address of NB Public Equity K/S is Oestergade 5, 3rd floor, DK-1100, Copenhagen K, Denmark.

(6)	Beneficial ownership is as of January 29, 2010, as reflected in a statement on Form 3/A filed by Axial Capital Management, LLC with the SEC on February 17, 2010. Based on information contained in the Form 3/A, Axial Capital Management, LLC, Marc Andersen and Eliav Assouline each are deemed beneficial owners. The business address of all beneficial owners is 101 Park Avenue, 47th Floor, New York, New York 10178.

(7)	Beneficial ownership is as of December 31, 2009, as reflected in a statement on Form 13F filed by Renaissance Technologies LLC with the SEC on February 12, 2010. The business address of the beneficial owner is 800 Third Avenue, New York, New York, 10022.

(8)	Beneficial ownership is as of December 31, 2009, as reflected in statement on Form 13F filed by Black Horse Capital Management LLC with the SEC on February 16, 2010. The business address of Black Horse Capital Management LLC is 338 S. Sharon Amity Road #202, Charlotte, North Carolina 28211.
For additional information on our equity compensation plan, and our common shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or Directors under our existing equity compensation plan, see our Annual Report on Form 10-K which is available on our web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
EXECUTIVE COMPENSATION
The following sets forth information about our executive officers as of April 8, 2010. The executive officers listed below serve in their respective capabilities at the discretion of our Board of Directors.
Robert L. Butchofsky
President and Chief Executive Officer
See the section entitled “Proposal No. 1 — Election of Directors” above for Mr. Butchofsky’s biography.
Cameron R. Nelson
Vice President, Finance and Chief Financial Officer
Mr. Nelson, age 44, joined QLT in May 2000 as Associate Director, Financial Analysis and Planning and has made many contributions to QLT during his time with the Company. He was promoted to Director, Financial Analysis and Planning in January 2002 and later to Senior Director, Financial Reporting and Planning. In early 2005, he was promoted to Vice President, Finance and was named Chief Financial Officer in August 2005.
Prior to joining QLT, Mr. Nelson held finance and accounting positions with Mattel Inc. and Equity Marketing Inc. in Los Angeles. Mr. Nelson earned his Bachelor of Commerce from the University of British Columbia and his Master of Business Administration from Dartmouth College.
Linda M. Lupini
Senior Vice President, Human Resources and Organizational Development
Since joining QLT in 1997, Ms. Lupini, age 50, has managed all aspects of Human Resources and Facilities Management for QLT, including QLT’s growing demand for highly skilled science and technology specialists. She brings nearly 20 years of experience to the role, including 10 years experience with MacDonald Detwiler and Associates, a leading international software firm. Her broad experience encompasses all aspects of human resources management and organization development. Ms. Lupini is a past board member of BC Biotech and was previously a member of the BC Employment Standards Tribunal. She is currently on the advisory board of Simon Fraser University’s MBA in Biotechnology Program, and is on the board of BioTalent Canada. Ms. Lupini holds a Bachelor of Arts degree in Psychology from the University of British Columbia and is currently working on a Masters in Organizational Psychology from the University of London (Birbeck).

Alexander R. Lussow, PhD
Senior Vice President, Business Development & Commercial Operations
Alexander Lussow, age 46, joined QLT in July 2006 as Vice President, Business Development and became Senior Vice President, Business Development and Commercial Operations in May 2008. Mr. Lussow is responsible for QLT’s business development activities, including product licensing, acquisitions and strategic partnering opportunities, as well as QLT’s commercial operations, including marketing, sales and product operations. Mr. Lussow also acts as President of QLT Ophthalmics, Inc., a wholly-owned U.S. subsidiary of QLT, through which QLT operates its Visudyne sales force in the U.S.
Before joining QLT, Mr. Lussow was Gryphon Therapeutics’ Chief Business Officer and Vice President of Business Development where he was responsible for the licensing of the company’s products, the formation of strategic alliances, corporate communications and fund raising. Before joining Gryphon, Mr. Lussow served as the head of business development at Sangstat Medical Corporation (now wholly-owned by Genzyme Corp.). He also has broad experience in biotechnology management consulting, advising on venture financing, strategic business planning and licensing transactions for several biotechnology companies.
Mr. Lussow received his BSc at McGill University in Montreal and his PhD in immunology at the University of Geneva, Switzerland. He has been an adjunct professor of pharmacology at the University of North Carolina, USA and has worked extensively for the World Health Organization (WHO) in West Africa.
Compensation Discussion and Analysis
Overview. We are engaged in a highly specialized and competitive industry. Success in this environment requires talented and motivated executives. The goal of our executive compensation program is to attract, retain and motivate executives and reward business successes that have the potential to increase shareholder value. The Executive Compensation Committee, which is composed of independent members of the Board, is responsible for implementing our executive compensation program and establishing corporate and individual performance objectives that reward executives when those objectives are met. In considering executive compensation, the Executive Compensation Committee ensures that our total compensation program is competitive, supports our overall strategy and objectives, and reflects both risk and reward for our executive officers.
The Executive Compensation Committee obtains information from a number of sources, including North American surveys and reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group of biotechnology companies. To assist with its evaluation of executive compensation, the Executive Compensation Committee has the authority to retain independent compensation consultants. The Executive Compensation Committee has periodically engaged Radford, an Aon Consulting Company, to provide Director and executive compensation assessments and recommendations to the Executive Compensation Committee. Radford provides data on the compensation and relative performance of peer companies, provides opinions on the degree to which our compensation arrangements are consistent with market practices and our objectives, and consults on other compensation matters as needed and, if applicable, recommends compensation guidelines and program designs. Additionally, a representative from Radford attends Executive Compensation Committee meetings at the request of the Executive Compensation Committee.

Basic Principles. At the foundation of the Executive Compensation Committee’s strategy is the principle that there should be both consequences for underperformance and incentives for outstanding performance. This is achieved through a compensation program that emphasizes fixed and variable components which make up the “pay mix” for each executive officer.
In early 2007, the Executive Compensation Committee engaged Radford to conduct an overall review of all aspects of executive compensation at QLT, including a review of non-executive employee compensation practices. Radford was requested to develop a comparative group of companies and to perform an analyses of competitive performance and compensation levels for that group, in order to assist the Executive Compensation Committee in determining appropriate and competitive executive compensation during 2007. The data from the 2007 Radford report served as the benchmark for the guidelines we used to compensate our executives in 2007, 2008 and 2009.
The comparator group in the 2007 Radford report, approved by our Executive Compensation Committee, reviewed base salary, target bonuses, total cash compensation, long-term incentives and equity compensation data from the following 21 biotechnology public companies in the Radford Global Life Sciences Survey of biotechnology and life-sciences entities, located primarily in North America:

Canadian Peer Companies	U.S. Peer Companies

Axcan Pharma, Inc.	InterMune, Inc.	Arena Pharmaceuticals, Inc.
Aspreva Pharmaceuticals Inc.	ZymoGenetics, Inc.	CV Therapeutics, Inc.
Angiotech Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
Cardiome Pharma Corporation	Exelixis, Inc.	Incyte Corporation
Labopharm Inc.	Tanox, Inc.	XenoPort, Inc.
	POZEN Inc.	Array BioPharma Inc.
	LifeCell Corporation	Onyx Pharmaceuticals, Inc.
	Isis Pharmaceuticals, Inc.	Trubion Pharmaceuticals, Inc.
These companies were chosen for inclusion in our comparator group by the Executive Compensation Committee as representative of companies most similar to QLT based on a number of factors, including number of employees, revenues, market capitalization, and stage of product pipeline. Under our pay-for-performance compensation strategy, we target base salaries at or near the 50th percentile of our comparator group and then provide the opportunity to achieve total cash compensation, when targeted levels of performance are achieved or exceeded, to fall between the 50th and the 75th percentile of our comparator group. The Executive Compensation Committee believes that, given our competitive industry, this compensation strategy allows a company of our size to competitively attract and retain talented executives while striving to align the strategic interests of our executives and shareholders.

In early 2010, the Executive Compensation Committee engaged Radford to provide benchmarking data and a comprehensive executive compensation assessment intended to help inform our Executive Compensation Committee for 2010. The Executive Compensation Committee periodically adjusts our comparator group so that QLT compares itself with industry-appropriate peers of comparable size, revenue, market capitalization, and stage of product pipeline. Accordingly, due to changes in these variables, the comparator group of companies in the 2010 Radford report necessarily differs from that in the 2007 Radford report, although some overlap remains. The following 12 biotechnology public companies in the Radford 2009 Global Life Sciences Survey of biotechnology and life-sciences entities, located North America, comprise our 2010 comparator group:

Canadian Peer Companies	U.S. Peer Companies

Angiotech Pharmaceuticals, Inc.	Enzon Pharmaceuticals, Inc.
Cardiome Pharma Corporation	Inspire Pharmaceuticals, Inc.
Labopharm Inc.	Ista Pharmaceuticals, Inc.
Jazz Pharmaceuticals, Inc.
Questcor Pharmaceuticals, Inc.
Santarus, Inc.
Sucampo Pharmaceuticals, Inc.
ViroPharma Incorporated
ZymoGenetics, Inc.
The result of the Executive Compensation Committee’s review of executive compensation in 2010 is described below.
There are two major elements to our executive compensation:
•	Base salary; and
•	Pay-at-Risk Compensation, consisting of:
•	variable performance-based compensation, consisting of short-term incentives such as annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and
•	long-term incentives such as performance-based equity compensation, consisting of annual grants of long-term stock options.
Our executive officers are paid in Canadian dollars but, for reporting purposes only, their compensation is set out below in U.S. dollars. In addition, our executives are eligible to participate in the benefit plans generally available to all of our employees and to receive an annual executive medical screening consultation (as described in “Health and Life Benefits” below).
Determining Compensation
Base Salary. In determining whether to increase the base salary for a particular executive officer, the Executive Compensation Committee considers the results of each executive officer’s individual goal achievement and overall performance, comparative survey data for equivalent executive positions in our comparator group, along with the other elements of compensation received by our executive officers.
In its compensation review conducted in 2008, the Executive Compensation Committee determined that base salary levels of our executive officers have been aligned to be at or near the 50th percentile of our comparator group. The Executive Compensation Committee implemented cost controls to limit increases in base salaries for our executive officers so that increases would be allowed only in connection with promotions and when determined to be reasonably necessary for retention.

In its compensation review conducted in early 2009, the Board, on the recommendation of the Executive Compensation Committee, determined that, in an effort to maintain the cost controls implemented in 2008 to limit non-promotion base salary increases, and in accordance with the recommendation of the President and Chief Executive Officer, base salaries for our executive officers, including the President and Chief Executive Officer, would not be increased in 2009. The decision is also consistent with our focus on pay-for-performance compensation, awarding enhanced performance-based equity compensation and rewarding corporate and individual achievement through the annual cash incentive compensation program.
As noted above, in early 2010, the Executive Compensation Committee retained Radford to conduct a competitive review and analysis of executive compensation at QLT. In March 2010, the Executive Compensation Committee met to determine compensation levels for our executive officers, including the President and Chief Executive Officer. After consideration of the 2010 Radford report, the Board, on the recommendation of the Executive Compensation Committee, determined that the base salary of Mr. Butchofsky, the Company’s President and Chief Executive Officer, was significantly below the 50th percentile of our comparator group due to Mr. Butchofsky taking a voluntary 10% base salary cut in 2007 (which reduced base salary remained constant through 2008 and 2009), and approved a 10% increase to Mr. Butchofsky’s salary, retroactive to January 1, 2010. In addition, according to the 2010 Radford report, the base salary of Mr. Nelson, the Company’s Chief Financial Officer, fell somewhat below the 50th percentile of our comparator group. After consideration of the Radford report, the Board, on the recommendation of the Executive Compensation Committee, also approved a 3% base salary increase for Mr. Nelson, retroactive to January 1, 2010. Ms. Lupini and Mr. Lussow’s respective base salaries were determined to be above the 50th percentile of our comparator group and, therefore, no adjustment was made by the Executive Compensation Committee.
Pay-at-Risk Compensation. We have always had a compensation philosophy that includes a pay-at-risk component under our annual cash incentive compensation program. The annual cash incentive bonus represents income at risk — it is only paid if and to the extent certain goals and objectives are met, with minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary performance, the terms of which are defined in identified “stretch” (or extraordinary) goals. The annual cash incentive compensation that each executive officer was eligible to receive for 2009 was the same as it was in 2008 and was based on a pre-determined target percentage of the base salary for each executive officer (determined in accordance with practices within the applicable comparator group) and varied by position among the executive officers as follows:

		Range of Possible
	Target Bonus	Bonus Payment	Weighting between
	(as a % of base	(as a % of base	Corporate and
Level	salary)	salary) (1)	Individual Goals
Chief Executive Officer	50%	0 - 100%	100% Corporate
Chief Financial Officer and all Senior Vice Presidents	45%	0 - 90%	75% Corporate / 25% Individual
All Vice Presidents who are Executive Officers	40%	0 - 80%	75% Corporate / 25% Individual

(1)	An executive may attain between 0% and 200% of his or her individual goals depending on performance.

These cash incentive amounts were calculated by the Executive Compensation Committee, including during its review of executive compensation in early 2009, taking into consideration the practices of our comparator group and aligning ourselves with our comparator group at or around the 75th percentile for pay-at-risk components of compensation. The breakdown between corporate and individual objectives that determine the payout amounts are weighted heavily toward overall achievement of corporate objectives to align our executives with objective measures of corporate performance.
In March 2010, after consideration of the 2010 Radford report, the Board, on the recommendation of the Executive Compensation Committee, determined to increase the target annual cash incentive award percentage for Mr. Butchofsky, the President and Chief Executive Officer, from the existing target of 50% of base salary earnings to 75% of base salary earnings. The effect of this increase, together with his above-noted 10% base salary increase to the 50th percentile of our comparator group, is to bring Mr. Butchofsky’s total cash compensation to fall on or around the 75th percentile of our comparator group. The Executive Compensation Committee believes this is an appropriate position for Mr. Butchofsky given the Company’s philosophy on pay-at-risk, which orients Mr. Butchofsky’s target annual total cash compensation such that it is more dependent on company performance, for which the President and Chief Executive Officer position is ultimately accountable.
Establishing Goals
Individual Goals. At the beginning of each performance year period, the criteria for assessing an individual executive’s performance (other than that of the President and Chief Executive Officer) are developed by the President and Chief Executive Officer in consultation with the particular executive officer and reviewed by the Executive Compensation Committee. The annual individual goals are primarily objective and measurable and relate to the individual executive officer’s area of responsibility. They are designed to facilitate the achievement of our corporate goals. It is possible for an executive officer to attain between 0% and 200% of his or her individual goals depending on performance, although the Executive Compensation Committee has the discretion to recognize additional factors and award bonuses outside of this range. The extent to which those individual goals have been achieved or exceeded is determined largely from the annual performance recommendations for each of the other executive officers prepared by the President and Chief Executive Officer and approved by the Executive Compensation Committee. Cash incentive compensation for the President and Chief Executive Officer is determined based solely on achievement of the corporate goals as approved by the Board.
Corporate Goals. Also, at the beginning of each performance year period, the criteria for assessing QLT’s performance are: (i) developed by the President and Chief Executive Officer in consultation with management, (ii) reviewed and approved by the Executive Compensation Committee, (iii) approved by the Board, and (iv) communicated to the participants. In early 2009, on the recommendation of the Executive Compensation Committee, the Board approved specific corporate goals for QLT to achieve. The corporate goals for 2009, and our assessment of how successful we were in attaining those goals, are described below.
The Executive Compensation Committee recommended, and the Board set, the following high-level goals and the relative weighting for each goal for QLT for 2009. The goals are intended to be difficult to attain, yet achievable. Corporate goal achievements from prior years and industry trends assist in determining realistic but challenging goals for each year.
•	Punctal Plug Development: 50% — based on the achievement of specified milestones related to clinical development and progress of research and development for the punctal plug drug delivery program;
•	Visudyne®: 15% — based on the achievement of specified milestones related to Visudyne revenue and positive 12-month RADICAL clinical trial results;

•	Eligard®: 15% — based on the achievement of specified milestones related to Eligard revenue and improved supply chain management;
•	Synthetic Retinoid: 5% — based on the achievement of specified milestones related to clinical development and progress of research and development for the synthetic retinoid program; and
•	Shareholder Value: 15% — based on our success in improving shareholder value by achievement of target adjusted EBITDA, pursuing strategic alliances for key assets, streamlining business processes, and becoming a more entrepreneurial culture.
To reflect the relative value of each achievement to the resulting value for QLT and our shareholders, within each goal, the Executive Compensation Committee set out criteria that must be reached for the goal to be met or exceeded (stretch goals). The Executive Compensation Committee did not modify any performance targets during 2009 to reflect changes in financial budgets or goals upon which the target objectives were dependent.
After each fiscal year, our President and Chief Executive Officer presents a recommendation to the Executive Compensation Committee for performance bonus payments based on the results achieved as compared to targets established for that fiscal year. The Executive Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to modify the award payable if it believes a modification would be in the best interests of QLT and its shareholders. In performing its assessment, the Executive Compensation Committee may also consider market, business or organizational factors that may have impacted achievement of a specific goal.
In early 2010, the Executive Compensation Committee considered at length the performance of QLT relative to the corporate objectives set in early 2009. Based on the achievement of QLT against those specific goals, the Executive Compensation Committee determined that QLT achieved 71.5% of its 2009 corporate goals. The following chart illustrates the level of achievement of the 2009 corporate goals:

Goal	Target %	Actual %

Punctal Plug Development	50%	12.5%

Visudyne	15%	9%

Eligard	15%	15%

Synthetic Retinoid	5%	5%

Shareholder Value	15%	30	%(1)

Total	100%	71.5%

(1)	30% represents that the Shareholder Value goal was achieved at a level equal to 200% of the 15% target.

In evaluating our performance against the goals established for 2009, and determining the extent to which those goals were successfully achieved, the Executive Compensation Committee recognized the following factors, among others:
•	Punctal Plug Development: In evaluating the extent to which the Punctal Plug Development goal was met, the Executive Compensation Committee recognized, among other things, that significant research and development effort was undertaken in 2009, including to progress and complete dosing and device Phase II clinical trials for the latanoprost punctal plug delivery system (L-PPDS). However, while increased retention rates of prototype punctal plugs to 80% over 90 days were achieved, other target goal criteria for the punctal plug program were not achieved in 2009 and, as a result, QLT was determined to achieve 12.5% out of a possible 50% with respect to this goal.
•	Visudyne: QLT generated positive 12-month RADICAL clinical trial data in 2009. However, in 2009 certain other revenue related goals for Visudyne were not achieved. As a result, QLT achieved 9% out of a possible 15% for this goal.
•	Eligard: QLT achieved increased Eligard revenue through the nine months ended September 31, 2009 prior to the sale of Eligard (through the sale of QLT USA, Inc.) on October 1, 2009. In addition, efforts taken in 2009 achieved measurable supply chain management improvement for Eligard manufacturing and distribution. As a result, it was determined that management achieved 15% out of a target 15% for this goal.
•	Synthetic Retinoid: QLT successfully initiated its Phase Ib clinical trial for the treatment of Leber Congenital Amaurosis in 2009 and achieved other specified milestones for the synthetic retinoid program, resulting in full goal achievement at 5% out of a possible 5%.
•	Shareholder Value: In measuring QLT’s achievement against this goal, the Executive Compensation Committee considered the fact that QLT’s common shares appreciated 106% in 2009 and also considered, among other criteria, the following achievements in 2009:
•	completed Dutch Auction tender offer in early 2009, repurchasing 20 million shares at $2.50 per share,
•	initiated normal course issuer bid to repurchase up to 2.7 million common shares,
•	divested QLT USA, including the Eligard product line, for up to $230 million,
•	restructured the Visudyne agreement with Novartis AG, receiving exclusive U.S. rights to market and sell Visudyne in the U.S.,
•	settled all outstanding litigation,
•	exceeded target adjusted EBITDA for 2009,
•	received Cdn$45 million tax refund, and
•	expanded ocular research and development pipeline through the acquisition of QLT091568, a novel beta blocker for the potential treatment of glaucoma, all of which contributed to increased shareholder value in 2009. For these reasons, it was determined that QLT achieved 30% out of a target 15% (200% achievement of target) for the Shareholder Value goal.

2010 Corporate Goals
For 2010, the Board has approved the following recommendation of the Executive Compensation Committee for corporate goals:

Goal	Target %

Sustained Drug Delivery — Punctal Plug Development — achieve specified milestones related to clinical development and product research and development for the punctal plug drug delivery program	40%

Visudyne — achieve target U.S. Visudyne sales; achieve specified milestones related to U.S. distribution and sales force infrastructure	15%

Development Programs — achieve specified milestones for the synthetic retinoid program related to clinical development progress and positive results; achieve specified milestones for the QLT091568 research and development program	20%

Manage Organizational Change / Growth — complete certain key new hires	5%

Manage Business to Drive Intermediate-Term Shareholder Value — improve shareholder value by achieving target adjusted EBITDA; pursue strategic acquisition or in-licensing opportunities for ocular pipeline	20%

Total	100%
Analysis of Named Executive Officers Compensation and Goals
President and Chief Executive Officer. Our President and Chief Executive Officer has no individual goals and our corporate goals determine our President and Chief Executive Officer’s bonus. Mr. Butchofsky’s target cash incentive compensation for 2009 was set at 50% of his base salary. As noted above, the Executive Compensation Committee determined that QLT achieved 71.5% of its corporate goals for 2009, resulting in a 2009 annual cash incentive compensation payment to Mr. Butchofsky of $153,959, which represented approximately 35.8% of his base salary for 2009. As noted above, in March 2010, after consideration of the 2010 Radford report, the Board, on the recommendation of the Executive Compensation Committee, determined to increase the target annual cash incentive award percentage for Mr. Butchofsky from the existing target of 50% of base salary earnings to 75% of base salary earnings.
Chief Financial Officer. In 2009, the following individual goals were established for Mr. Nelson: (i) support completion of streamlining QLT as an ocular-focused company, including divestment of our final significant non-core asset, Eligard (QLT USA, Inc.), (ii) provide financial leadership in negotiating an amendment to QLT’s PDT Product Development, Manufacturing and Distribution Agreement with Novartis AG, (iii) maintain integrity of financial reporting and Sarbanes-Oxley compliance for QLT and its subsidiaries, and (iv) provide support for litigation matters, including MEEI, the German Eligard litigation and MGH. Mr. Nelson was determined to have met, partially met or exceeded each of these goals, to achieve, overall by percentage, 100% of his individual goals for 2009. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Nelson was awarded a cash incentive compensation amount for 2009 equal to $105,800, which represented approximately 35.4% of his base salary for 2009.

Senior Vice President, Human Resources and Organizational Development. In 2009, the following individual goals were established for Ms. Lupini: (i) recruit key hires for research leadership role, lead sales role and other key personnel, (ii) manage the relocation of the QLT Plug Delivery, Inc. subsidiary office and laboratory, (iii) reduce the Company’s disability exposure, and (iv) effect significant cost-savings operationally through implementation of corporate and human resources policy changes. Ms. Lupini was assessed as having met or exceeded each of these goals, to achieve, overall by percentage, 100% of her individual goals for 2009. Based upon the achievement of the corporate goals and her individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Ms. Lupini was awarded a cash incentive compensation amount for 2009 equal to $88,701, which represented approximately 35.4% of her base salary for 2009.
Senior Vice President, Business Development and Commercial Operations. In 2009, the following individual goals were established for Mr. Lussow: (i) complete the divestment of QLT USA, Inc., (ii) negotiate the receipt of exclusive U.S. rights to the Visudyne patents to market and sell Visudyne in the U.S., and (iii) initiate other strategic business development initiatives consistent with overall corporate strategy. Mr. Lussow was assessed as having met or exceeded each of these goals, to achieve, overall by percentage, 100% of his individual goals for 2009. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Lussow was awarded a cash incentive compensation amount for 2009 equal to $99,346, which represented approximately 35.4% of his base salary for 2009.
Equity Grants Policy. Equity compensation represents a significant portion of executive total compensation at QLT. The amount and type of equity awards are intended to align our executives’ interests with shareholder interests, increasing executive compensation derived from sustained increases in the value of our common stock. In setting the equity compensation levels of our executive officers, the Executive Compensation Committee considers the recent prior grants of stock options to the executive officer, the level of responsibility and expected future contributions of the executive officer, the performance of the executive officer in the year, the total cash compensation level of the executive, the competitive benchmarking of the fair value of long term incentives awarded in our comparator group, and the ability of stock options to retain executive officers.
QLT currently maintains one equity compensation plan, the QLT Plan, as discussed under “Securities Authorized for Issuance Under Equity Compensation Plans” below in this Proxy Statement, which provides for the issuance of stock options to executive officers, Directors, employees and consultants of QLT and its affiliates. Option grants are meant to directly link executive compensation to value creation for shareholders, and the amount (if any) each executive ultimately realizes from the options depends solely on the increase in value of our shares from the date of grant through the date of exercise.
Our Board has adopted a policy for granting equity awards to all employees, including our executive officers. Pursuant to that policy, and as was our practice in the past, only our Board or the Executive Compensation Committee are authorized to grant equity awards and, except in the case of awards for new hires, equity awards will be decided once a year at a regularly scheduled meeting. Under the QLT Plan prior to its amendment and restatement on May 5, 2009, the equity grant policy and in compliance with TSX requirements, the exercise price of stock options is the closing price on the TSX on the grant date if the grant is approved after market close, or the closing price on the date immediately prior to the grant date if the grant is approved before market close. Under the QLT Plan, as amended and restated effective May 5, 2009, all stock option grants are approved after the market close and, therefore, the exercise price of stock options is the closing price on the TSX on the date of grant. The terms of any awards will be communicated as soon as administratively practicable after the approval of the grants.

All options issued to our executive officers during 2007, 2008 and 2009 are exercisable for a term of five years and vest in 36 equal monthly instalments. In addition, in the event an executive officer’s employment is terminated without cause (other than due to a change of control), 50% of the options then unvested will automatically vest. Whether or not the executive officer’s employment with us continues, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT. The terms provide our executives with certain financial security that enhances our ability to attract and retain key employees. Although no longer the predominant practice in the industry, monthly vesting, in our view, continues to provide a balance between ongoing incentives and longer term retention.
In early 2006, QLT underwent the first of two progressive restructuring and refocusing initiatives. The Executive Compensation Committee wanted to ensure retention of executive officers during this challenging period, and so commissioned a detailed analysis of our compensation structure and its relative competitive position within the industry as well as market practices with respect to the design and level of retention awards. As a result of that study, and in consultation with Towers Watson (previously Towers Perrin), the Board, on the recommendation of the Executive Compensation Committee, authorized an enhanced stock option grant to executive officers. The Executive Compensation Committee and the Board considered the number and value of stock options previously granted to the executive officers and determined that a grant of stock options equivalent in size to that which the executive officers might receive as “signing options” was appropriate for 2006 and 2007 to provide a long-term retention incentive.
Our second significant restructuring and refocusing initiative was completed in 2008. That included a significant reduction in the number of executive officers and senior managers in our organization and caused each remaining executive officer to assume broader duties and responsibilities within the organization. As a result, the Executive Compensation Committee determined in 2008 and 2009 that it was important to ensure that our four remaining executive officers be retained and incented to fulfill the goals set for QLT and to assume increased organizational responsibilities resulting from those restructuring efforts. To further align incentives with the interests of our shareholders, and after consideration of the competitive benchmarking of the fair value of stock options previously granted, in 2008 and 2009 the Executive Compensation Committee authorized an enhanced stock option grant to our President and Chief Executive Officer and our remaining three executive officers.
Minimum Share Ownership Guidelines for Executive Officers. To further align our executives’ financial interests with those of our shareholders, in September 2009, the Board, on the recommendation of the Executive Compensation Committee, approved share ownership guidelines for executive officers, encouraging share ownership as follows:
•	Chief Executive Officer: an amount equal to 1.5 times the Chief Executive Officer’s annual base salary in September 2009 (the date of the share ownership guideline implementation), satisfied within four years from the date of assuming the position of Chief Executive Officer;
•	Other executive officers: an amount equal to 0.5 times the executive officer’s annual base salary (determined on the latest of: (i) September 2009; (ii) the date they are hired into a position as an executive officer; and (iii) the date they assume a new position as an executive officer), satisfied within four years from such applicable date (for each of our current executive officers, being September 2013).

The value of QLT stock options held by the executives are not counted towards fulfilling the share ownership guidelines. According to Radford, the implementation of share ownership guidelines instituted by the Board is consistent with RiskMetrics’ best practices.
The value of the shares owned for the purposes of fulfilling the share ownership guidelines is determined as the greater of the acquisition cost or the market value at the time of the determination. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. As of April 8, 2010, Messrs. Butchofsky and Nelson have satisfied the guidelines. Ms. Lupini and Mr. Lussow are progressing toward satisfying the guidelines and intend to do so within the specified time frame.
Health and Life Benefits. Our executive officers receive medical, dental, life insurance and other benefits generally made available to all of our employees. In addition, commencing in 2008, our Executive Compensation Committee approved implementing a screening and disease prevention program for our executive officers and certain senior managers. Under that program, our executive officers and, commencing in late 2009, their families, are eligible to obtain a full medical and disease prevention evaluation each year reimbursed by QLT as a taxable benefit and subject to certain fee caps agreed upon by QLT with the external benefit provider.
Tax Deductibility. Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of US$1 million in cash compensation paid to the named executive officers unless certain specific criteria are satisfied. As all our executive officers are resident in Canada and, in any event, received less than US$1 million in cash compensation in fiscal 2009, we do not expect the 162(m) limits to have any impact on our ability to deduct compensation paid to our named executive officers.
Compensation of Executive Officers
As of December 31, 2009, QLT had four executive officers. The following table summarizes total compensation for the 2009, 2008 and 2007 fiscal years earned by our principal executive officer, our principal financial officer and our other two executive officers who were serving as executive officers at the end of 2009. The executive officers named in the Summary Compensation Table are referred to elsewhere in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

							Non-Equity
						Option	Incentive Plan		All Other
Name and Principal		Salary		Bonus		Award	Compensation		Compensation		Total
Position	Year	(US$)(1)		(US$)		(US$)(2)	(US$)		(US$)(3)		(US$)
Robert L. Butchofsky	2009	$430,599		—		$218,323	$153,939		$8,763		$811,624
President and Chief	2008	$460,976		—		$563,471	$374,543	(6)	$12,697	(7)	$1,411,687
Executive Officer	2007	$457,798		—		$625,932	—	(6)	$8,385		$1,092,115

Cameron R. Nelson	2009	$299,027		—		$87,329	$105,800		$21,074	(8)	$513,230
Vice President, Finance and	2008	$320,122		—		$187,824	$129,587		$12,753	(8)	$650,286
Chief Financial Officer	2007	$317,915		—		$225,335	$98,355		$8,385		$649,990

Linda M. Lupini	2009	$250,699		—		$87,329	$88,701		$8,763		$435,492
Senior Vice President,	2008	$268,385		—		$187,824	$108,917		$8,912		$574,038
Human Resources and Organizational Development	2007	$266,534		—		$187,779	$83,958		$26,454	(9)	$564,725

Alexander R. Lussow	2009	$280,786		—		$87,329	$99,346		$9,201		$476,662
Senior Vice President,	2008	$297,378	(4)	—		$187,824	$117,994		$11,480	(10)	$614,676
Business Development and Commercial Operations	2007	$289,827		$13,974	(5)	$112,668	$81,151		$12,421	(11)	$510,041

*	Note: where amounts shown were paid or priced in Canadian dollars, amounts for 2009 set out in the Summary Compensation Table represent the U.S. dollar equivalent to those amounts converted using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412. Amounts for 2008 were converted using an average of 2008 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0660. Amounts for 2007 were converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	Annual salaries were paid in Canadian dollars but are stated here in U.S. dollars for reporting purposes only. Annual base salaries for each named executive officer other than Alexander R. Lussow were constant in Canadian dollars from 2007 through 2009. The figures reflected above differ for the 2007, 2008 and 2009 annual salaries for Messrs. Nelson and Butchofsky and Ms. Lupini, and for the 2009 annual salary for Mr. Lussow solely due to the change in the Canadian to U.S. dollar exchange rates during each year. Mr. Lussow received a base salary increase of 3% for 2008 (effective May 14, 2008). Mr. Butchofsky’s annual base salary for 2007, 2008 and 2009 reflects his voluntary 10% base salary pay cut in 2006. None of the named executive officers received base salary increases in 2009. See the “Compensation Discussion and Analysis” section above for further details.

(2)	Option award valuation assumptions are disclosed within the Company’s Annual Report on Form 10-K under Note 13 to the Consolidated Financial Statements for fiscal 2009. Figures indicated in the table represent the aggregate grant date fair value of options granted in each respective year.

(3)	Unless otherwise stated, these figures reflect RRSP contribution amounts matched under QLT’s registered retirement savings matching program.

(4)	Mr. Lussow was promoted to Senior Vice President, Business Development and Commercial Operations in May 2008.

(5)	Under the terms of Mr. Lussow’s employment agreement, Mr. Lussow received a home relocation bonus for relocating to Vancouver, the terms of which provided for specified payments (paid in 2007) upon the occurrence of certain events.

(6)	For 2008, the amount consists of annual cash incentive compensation of $172,866 and a one-time 2008 bonus, in lieu of any 2007 bonus and based exclusively on the achievement of the Asset Divestiture goal in 2008, of $201,677. For 2007, despite QLT achieving 65% of its corporate goals for 2007, Mr. Butchofsky recommended that he receive no bonus for 2007, which otherwise would have provided for a payment of $148,784.

(7)	$3,785 of this figure reflects a taxable benefit reimbursement for personal healthcare services.

(8)	For 2008, $3,841 of this figure reflects a taxable benefit reimbursement for personal healthcare services. For 2009, the amount consists of $15,992 contribution matching under QLT’s registered retirement savings matching program ($8,763 for a 2009 RRSP contribution, and $7,229 for a prior year RRSP contribution not previously matched by QLT under the program) and a $5,082 taxable benefit reimbursement for personal and family healthcare services.

(9)	$18,069 of this figure represents the amount paid by the Company for an educational program attended by Ms. Lupini in 2007. These tuition fees were paid directly to the educational institution.

(10)	$2,099 of this figure reflects a taxable benefit reimbursement for personal healthcare services.

(11)	$3,571 of this figure reflects a one-time tax preparation/consultation fee reimbursement by QLT in 2007 for the 2006 tax year under the terms of Mr. Lussow’s employment agreement.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2009
The following table provides certain information concerning each grant of an award made to a named executive officer in fiscal 2009.

						All Other
						Option
						Awards:	Exercise		Grant Date
						Number of	or Base		Fair Value
			Estimated Future Payouts Under			Securities	Price of	Closing	of Stock
			Non-Equity Incentive Plan Awards			Underlying	Option	Price on	and Option
	Grant	Approval	Threshold	Target	Maximum	Options	Awards	Grant Date	Awards
Name	Date	Date	($)	($) (1)	($) (1)	(#)	(US$/Sh) (2)	(US$/Sh) (2)	(US$/) (3)
Robert L. Butchofsky	05/04/09	05/04/09	—	$215,300	$430,599	250,000	$2.14	$2.14	$218,323
Cameron R. Nelson	05/04/09	05/04/09	—	$134,562	$269,125	100,000	$2.14	$2.14	$87,329
Linda M. Lupini	05/04/09	05/04/09	—	$112,815	$225,629	100,000	$2.14	$2.14	$87,329
Alexander R. Lussow	05/04/09	05/04/09	—	$126,354	$252,708	100,000	$2.14	$2.14	$87,329

(1)	Amounts represent the Target and Maximum for the company’s cash incentive compensation program for 2009. See the section entitled “Compensation Discussion and Analysis - Analysis of Named Executive Officers Compensation and Goals” above for a discussion of non-equity incentive plan payouts.

(2)	Under the terms of the QLT Plan prior to its amendment and restatement on May 5, 2009 and in accordance with TSX requirements, options were to be priced at the closing price on the grant date (if the grant was approved after market close) or the closing price on the date immediately prior to the grant date (if the grant was approved before market close). The proposal for stock options to be granted was approved by the Executive Compensation Committee at its regularly scheduled meeting after market close on May 4, 2009. As a result, the exercise price of the options granted was determined by reference to the closing price of our shares on the TSX immediately preceding the grant, being the closing price of our shares on the TSX on May 4, 2009 which was CAD$2.44 (US$2.14 per share). Where indicated, options were granted/priced in Canadian dollars but have been converted to U.S. dollars for disclosure purposes using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(3)	Option award valuation assumptions are disclosed within the Company’s Annual Report on Form 10-K under Note 13 to the Consolidated Financial Statements for fiscal 2009. Figures indicated in the table exclude forfeiture considerations.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Each of our named executive officers has a written employment agreement setting forth the material terms of their employment.
The employment agreements with our named executive officers are described in more detail below under the heading “Employment and Other Arrangements.” Under their employment agreements, those executive officers receive annual base salaries at amounts not less than the amounts specified in the Summary Compensation Table, which may be adjusted from time to time. Each of these employment agreements provides for the potential payment of performance bonuses, option awards and other benefits as described in the Summary Compensation Table and below. Potential severance payments in the event of the resignation or termination of each of the executive officers are also set out in employment or change of control agreements with each executive officer, and are described below under the heading “Post-Employment Compensation — Severance and Change of Control Arrangements.”

Outstanding Equity Awards at 2009 Fiscal Year-End Table
The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of the 2009 fiscal year.

	Option Awards						Stock Awards
									Equity
				Equity					Incentive
				Incentive					Plan	Equity Incentive
				Plan					Awards:	Plan awards:
				Awards:				Market Value	Number of	Market or
	Number of		Number of	Number of			Number of	of Shares	Unearned	Payout Value of
	Securities		Securities	Securities			Shares or	or Units	Shares,	Unearned
	Underlying		Underlying	Underlying			Units of	of Stock	Units or	Shares, Units or
	Unexercised		Unexercised	Unexercised	Option		Stock That	That Have	Other Rights	Other Rights
	Options		Options	Unearned	Exercise	Option	Have Not	Not	That Have	That Have Not
	(#)		(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable(2)		Unexercisable	(#)	(US$)(1)	Date(2)	(#)	(US$)	(#)	(US$)
Robert L. Butchofsky	48,611		201,389	—	$2.14 ($2.44 CAD)	May 3, 2014	—	—	—	—
	237,500		212,500		$3.27 ($3.73 CAD)	May 16, 2013
	215,278		34,722		$7.43 ($8.48 CAD)	May 16, 2012
	250,000		—		$7.37 ($8.41 CAD)	March 12, 2011
	250,000	(3)	—		$7.14 ($8.15CAD)	September 24, 2010
	20,000		—		$13.16 ($15.02CAD)	March 8, 2010

Cameron R. Nelson	19,444		80,556	—	$2.14 ($2.44 CAD)	May 3, 2014	—	—	—	—
	79,167		70,833		$3.27 ($3.73 CAD)	May 16, 2013
	77,500		12,500		$7.43 ($8.48 CAD)	May 16, 2012
	135,000		—		$7.37 ($8.41 CAD)	March 12, 2011
	15,000		—		$6.83 ($7.79 CAD)	November 7, 2010
	15,000		—		$13.16 ($15.02 CAD)	March 8, 2010

Linda M. Lupini	19,444		80,556	—	$2.14 ($2.44 CAD)	May 3, 2014	—	—	—	—
	79,167		70,833		$3.27 ($3.73 CAD)	May 16, 2013
	64,583		10,417		$7.43 ($8.48 CAD)	May 16, 2012
	80,000		—		$7.37 ($8.41 CAD)	March 12, 2011
	20,000		—		$6.83 ($7.79 CAD)	November 7, 2010
	20,000		—		$13.16 ($15.02 CAD)	March 8, 2010

Alexander R. Lussow	19,444		80,556	—	$2.14 ($2.44 CAD)	May 3, 2014	—	—	—	—
	79,167		70,833		$3.27 ($3.73 CAD)	May 16, 2013
	38,750		6,250		$7.43 ($8.48 CAD)	May 16, 2012
	70,000		—		$6.83 ($7.79 CAD)	July 16, 2011

(1)	Unless otherwise indicated, all options were granted/priced in Canadian dollars. Exercise prices have been converted to U.S. dollars for disclosure purposes using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(2)	Unless otherwise indicated, all options vest pro rata over 36 months from the date of grant.

(3)	75,000 of these options vested on March 25, 2006; all other options granted as part of this grant vested over 36 months from the grant date.

Option Exercises and Stock Vested Table
No stock options were exercised by our named executive officers in fiscal 2009. In addition, in 2009 and prior years QLT did not offer its executive officers a stock purchase program.
Pension Benefits Table
We do not have any pension plans for our named executive officers.
Nonqualified Deferred Compensation Table
We do not have any nonqualified deferred compensation plans for our named executive officers.
Employment and Other Arrangements
We have entered into the employment agreements summarized below with the named executive officers.
Employment Agreement with Mr. Butchofsky. In 2005, Mr. Butchofsky entered into an employment agreement with QLT under which he was appointed Acting Chief Executive Officer. On February 27, 2006, he was promoted to President and Chief Executive Officer. Under the terms of Mr. Butchofsky’s employment agreement, in 2009 Mr. Butchofsky is entitled to an annual base salary (subject to annual adjustments approved by the Board), cash incentive compensation under our cash incentive compensation plan, with an annual target bonus equal to 50% of his base salary, and other health related benefits and registered retirement savings plan employer matching contributions. The amounts paid to Mr. Butchofsky during 2009 are disclosed in the Summary Compensation Table. In March 2010, Mr. Butchofsky’s employment agreement was amended to increase his base salary by 10% to Cdn$540,540, retroactive to January 1, 2010, and to increase his annual target bonus equal to 75% of his base salary. See the section above entitled “Compensation Discussion and Analysis.”
In the event that QLT terminates Mr. Butchofsky’s employment without cause, Mr. Butchofsky is entitled to payment of salary and cash incentive compensation earned to the date of termination and (a) notice or pay in lieu of notice equal to (i) 18 months’ base salary, plus one month of additional base salary for each year of employment after September 2006, up to a maximum of 24 months, and (ii) cash incentive compensation for the applicable severance period at the target level, (b) an amount to compensate for the cost of lost health-related benefits, and (c) payment for out placement counselling services to assist the executive officer in seeking alternative employment.
Employment Agreements with Ms. Lupini and Messrs. Nelson and Lussow. Ms. Lupini and Messrs. Nelson and Lussow each entered into employment agreements with QLT which are similar in form in all material respects. Under those employment agreements, during their employment, each executive officer is entitled to base salary, cash incentive compensation under our cash incentive compensation plan, participation in our stock option plan, and other health related benefits and registered retirement savings plan employer matching contributions. Except as stated below, in the event that QLT terminates the employment of the executive officer without cause, the employment agreements provide that each executive officer is entitled to six months’ notice (twelve months’ notice in the case of Mr. Lussow) plus one additional month of base salary for each year of service (to a maximum of 24 months in total), (b) payment of salary and bonus earned to the date of termination as if all corporate and individual goals for that year have been achieved but not exceeded, (c) an amount to compensate the executive officer for lost benefits during the notice period, and (d) payment for out placement counselling services to assist the executive officer in seeking alternative employment.

Mr. Nelson’s Employment Agreement dated November 8, 2005, confirmed his position as Vice President, Finance and Chief Financial Officer. Under the terms of Mr. Nelson’s employment agreement, in 2009 Mr. Nelson is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above. The amounts paid to Mr. Nelson during 2009 are disclosed in the Summary Compensation Table. In March 2010, Mr. Nelson’s employment agreement was amended to increase his base salary by 3% to Cdn$351,488, retroactive to January 1, 2010. See the section above entitled “Compensation Discussion and Analysis.”
Ms. Lupini’s Employment Agreement dated January 1, 2006, confirmed her position as Senior Vice President, Human Resources and Organizational Development. Under the terms of her employment agreement, Ms. Lupini is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above. The amounts paid to Ms. Lupini during 2009 are disclosed in the Summary Compensation Table.
Mr. Lussow’s Employment Agreement dated June 30, 2006, appointed him as Vice President, Business Development. Mr. Lussow was promoted to Senior Vice President, Business Development and Commercial Operations in May 2008. Under the terms of his employment agreement, as amended on April 26, 2007 and May 21, 2008, Mr. Lussow is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above. The amounts paid to Mr. Lussow during 2009 are disclosed in the Summary Compensation Table.
Post-Employment Compensation — Severance and Change of Control Arrangements
Severance Arrangements. We entered into employment agreements with our named executive officers that entitle the named executive officers to receive certain severance benefits as described in the “Employment and Other Arrangements” section above. As a condition to each executive’s entitlement to receive the severance benefits, each executive is required to execute a waiver of claims against QLT and will be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from participating in a competitive business or soliciting our customers or employees for a period of one year (or in the case of Mr. Butchofsky, two years) following the termination of his or her employment. Stock options that have been awarded to a named executive officer, but that have not vested upon termination, are to be dealt with pursuant to the terms of the stock option agreements entered into between QLT and its executive officers, which provide:
•	In the event of retirement, unless otherwise determined by the Executive Compensation Committee, (1) if the executive officer has worked with the Company for at least 20 years, or (2) is at least 60 years of age and has worked continuously on behalf of the Company for at least five years, then all of his or her previously unvested stock options will vest, and all stock options will remain exercisable until the expiration date of the stock options. In the event of retirement where neither (1) or (2) above is applicable, and the retiree has received the consent of the Committee, then the retiree’s stock options will immediately vest and will terminate upon the earlier of (a) 90 days following the retirement date, or (b) the expiration date of the stock option.
•	In the event of death or termination due to disability, all previously unvested stock options of the named executive officer will vest, and all stock options will remain exercisable until the earlier of (a) twelve months following the date of death, or termination due to disability, of the named executive officer, or (b) the expiration date of the stock option.
•	In the event of a termination of the named executive officer’s employment other than for cause, one-half of the previously unvested stock options of the executive officer will vest. All vested stock options will remain exercisable until the earlier of (a) 90 days following his or her termination of employment, or (b) the expiration date of the stock option.

Change of Control Agreements. Separate change of control agreements have been entered into with our executive officers, including the President and Chief Executive Officer. The change of control agreements contain “double-trigger” change of control provisions, such that the change of control does not, by itself, trigger the entitlements. The change of control agreements provide that, in the event of termination by QLT of that executive officer’s employment without cause or by the executive officer after a triggering event (as the terms “cause” and “triggering event” are defined in the agreements) within a period of 24 months following a change of control in QLT, each executive officer will receive a severance payment equal to 18 months’ (or in the case of Mr. Butchofsky, 24 months’) base salary, an annual cash incentive compensation entitlement (calculated at the target cash incentive compensation entitlement that would otherwise have been paid during the severance period), the maximum RRSP contribution to which the executive officer would otherwise be entitled during the severance period, amounts in lieu of certain other health and retirement benefits for the severance period, relocation expenses and out-placement counselling. Under the stock option agreements entered into between QLT and its executive officers, 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change in control.
A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which our shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the Directors on the Board in any consecutive 24 month period or less such that a majority of the Board members ceases to comprise individuals who either have been (a) Board members continuously since the beginning of such period, or (b) appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (a) above who were still in office at the time the Board approved such appointment or nomination.
Potential Payments upon Termination or Change in Control. The amount of compensation payable to our named executive officers in the event of a termination of employment or a change in control is set forth in the tables below. The amounts in the tables below were calculated assuming the termination of the executive officer’s employment occurred as of December 31, 2009.

Robert L. Butchofsky

						Termination
						due to
						Permanent
						Disability
				Termination		Causing				Termination
Benefits and			Termination	other than for		Inability to				upon a Change in
Payments upon	Resignation	Retirement	for Cause	Cause		Act		Death		Control of QLT
Termination	(US$)	(US$)	(US$)	(US$)		(US$)		(US$)		(US$)
Compensation:
Base Salary	—	—	—	$753,549	(1)	$753,549	(1)	—		$861,199	(2)
Cash Bonus
2009 Performance Period	—	—	—	$215,300	(3)	$215,300	(3)	$215,300	(3)	$215,300	(3)
Subsequent Performance Periods	—	—	—	—		—		—		$430,599
Stock Options
Unvested and Accelerated	—	$506,191	—	$253,095		$506,191		$506,191		$506,191
Benefits and Perquisites:
RRSP Contributions (4)	—	—	—	$9,201		$9,201		$9,201		$28,676
Benefits Compensation	—	—	—	$75,355	(5)	$75,355	(5)	$43,060	(6)	$86,120	(7)
Out Placement Counseling	—	—	—	$4,381		$4,381	(8)	—		$4,381
Moving Expenses	—	—	—	—		—		—		Est.$75,000	(9)

Total	—	$506,191	—	$1,310,881		$1,563,976		$773,751		$2,207,466

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2009 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(1)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments, at the option of QLT.

(2)	The base salary compensation is paid to the executive in one lump sum payment.

(3)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(4)	Assumes that the executive provides proof of a matching contribution for 2009.

(5)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(6)	The executive is entitled to 10% of his annual base salary.

(7)	The executive is entitled to continued benefit plan coverage for 30 days and, at the election of the executive until a date not to exceed the severance period, to either continued benefit coverage or to compensation of 10% of base salary or any combination of the two.

(8)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(9)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Cameron R. Nelson

						Termination
						due to
						Permanent				Termination
						Disability				upon a
				Termination		Causing				Change in
Benefits and			Termination	other than for		Inability to				Control of
Payments upon	Resignation	Retirement	for Cause	Cause		Act		Death		QLT
Termination	(US$)	(US$)	(US$)	(US$)		(US$)		(US$)		(US$)
Compensation:
Base Salary	—	—	—	$373,784	(1)	$373,784	(1)	—		$448,541	(2)
Cash Bonus
2009 Performance Period	—	—	—	$134,562	(3)	$134,562	(3)	$134,562	(3)	$134,562	(3)
Subsequent Performance Periods	—	—	—	—		—		—		$201,843
Stock Options
Unvested and Accelerated	—	$182,636	—	$91,318		$182,636		$182,636		$182,636
Benefits and Perquisites:
RRSP Contributions(4)	—	—	—	$9,201		$9,201		$9,201		$23,758
Benefits Compensation	—	—	—	$37,378	(5)	$37,378	(5)	$29,903	(6)	$44,854	(7)
Out Placement Counseling	—	—	—	$4,381		$4,381	(8)	—		$4,381
Moving Expenses	—	—	—	—		—		—		Est.$75,000	(9)

Total	—	$182,636	—	$650,625		$741,943		$356,301		$1,115,576

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2009 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(1)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments, at the option of QLT.

(2)	The base salary compensation is paid to the executive in one lump sum payment.

(3)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(4)	Assumes that the executive provides proof of a matching contribution for 2009.

(5)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(6)	The executive is entitled to 10% of his annual base salary.

(7)	The executive is entitled to continued benefit plan coverage for 30 days and, at the election of the executive until a date not to exceed the severance period, to either continued benefit coverage or to compensation of 10% of base salary or any combination of the two.

(8)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(9)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Linda M. Lupini

						Termination
						due to
						Permanent				Termination
						Disability				upon a
				Termination		Causing				Change in
Benefits and			Termination	other than for		Inability to				Control of
Payments upon	Resignation	Retirement	for Cause	Cause		Act		Death		QLT
Termination	(US$)	(US$)	(US$)	(US$)		(US$)		(US$)		(US$)
Compensation:
Base Salary	—	—	—	$376,049	(1)	$376,049	(1)	—		$376,049	(2)
Cash Bonus
2009 Performance Period	—	—	—	$112,815	(3)	$112,815	(3)	$112,815	(3)	$112,815	(3)
Subsequent Performance Periods	—	—	—	—		—		—		$169,222
Stock Options
Unvested and Accelerated	—	$177,730	—	$88,865		$177,730		$177,730		$177,730
Benefits and Perquisites:
RRSP Contributions(4)	—	—	—	$9,201		$9,201		$9,201		$23,758
Benefits Compensation	—	—	—	$37,605	(5)	$37,605	(5)	$25,070	(6)	$37,605	(5)
Out Placement Counseling	—	—	—	$4,381		$4,381	(7)	—		$4,381
Moving Expenses	—	—	—	—		—		—		—
Total	—	$177,730	—	$628,916		$717,781		$324,816		$901,560

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2009 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(1)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments, at the option of QLT.

(2)	The base salary compensation is paid to the executive in one lump sum payment.

(3)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(4)	Assumes that the executive provides proof of a matching contribution for 2009.

(5)	The executive is entitled to continued benefit plan coverage for 30 days and, at the election of the executive until a date not to exceed the severance period, to either continued benefit coverage or to compensation of 10% of base salary or any combination of the two.

(6)	The executive is entitled to 10% of her annual base salary.

(7)	The executive only becomes entitled to this amount if her employment is terminated if she becomes permanently disabled and is unable to perform her duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

Alexander R. Lussow

						Termination
						due to
						Permanent				Termination
						Disability				upon a
				Termination		Causing				Change in
Benefits and			Termination	other than for		Inability to				Control of
Payments upon	Resignation	Retirement	for Cause	Cause		Act		Death		QLT
Termination	(US$)	(US$)	(US$)	(US$)		(US$)		(US$)		(US$)
Compensation:
Base Salary	—	—	—	$350,983	(1)	$350,983	(1)	—		$421,179	(2)
Cash Bonus
2009 Performance Period	—	—	—	$126,354	(3)	$126,354	(3)	$126,354	(3)	$126,354	(3)
Subsequent Performance Periods	—	—	—	—		—		—		$189,531
Stock Options
Unvested and Accelerated	—	$167,917	—	$83,958		$167,197		$167,917		$167,917
Benefits and Perquisites:
RRSP Contributions (4)		—	—	$9,201		$9,201		$9,201		$23,758
Benefits Compensation	—	—	—	$35,098	(5)	$35,098	(5)	$28,079	(6)	$42,118	(7)
Out Placement Counseling	—	—	—	$4,381		$4,381	(8)	—		$4,381
Moving Expenses	—	—	—	—		—		—		Est.$75,000	(9)
Total	—	$167,917	—	$609,975		$693,934		$331,550		$1,050,238

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2009 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2009 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1412.

(1)	The base salary compensation is paid to the executive in either bi-weekly or monthly instalments, at the option of QLT.

(2)	The base salary compensation is paid to the executive in one lump sum payment.

(3)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(4)	Assumes that the executive provides proof of a matching contribution for 2009.

(5)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(6)	The executive is entitled to 10% of his annual base salary.

(7)	The executive is entitled to continued benefit plan coverage for 30 days and, at the election of the executive until a date not to exceed the severance period, to either continued benefit coverage or to compensation of 10% of base salary or any combination of the two.

(8)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(9)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Review, Approval or Ratification of Transactions with Related Persons
Each Director and nominee for election as Director delivers to the company annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the Director or nominee, or their family members, and the Company participates, and in which the Director or nominee, or such family member, has a material interest. Our Board is requested to review all such transactions reported to it by a Director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested Directors would approve, ratify or disapprove such transactions. Management would also update the Board as to any material changes to proposed transactions as they occur.
COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussions, the Executive Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
EXECUTIVE COMPENSATION COMMITTEE
L. Jack Wood (Chair)
Bruce L.A. Carter
Ian J. Massey
* * *
Other Compensation Policies and Practices
The Company’s compensation programs are designed to provide competitive overall compensation packages to our executives and other employees, and include a mix of compensation elements based on achievement of both long-term and short-term objectives. The Executive Compensation Committee has reviewed such compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company, and that because of the appropriate mix of compensation elements, our compensation policies and practices do not create any incentives for employees to take inappropriate risks.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
QLT currently maintains one equity compensation plan, the QLT Plan. The shareholders and Directors of QLT have previously approved the QLT Plan, pursuant to which Directors, officers, employees and consultants of QLT and its affiliates may be granted stock options to acquire common shares. The QLT Plan was implemented to attract, retain and compensate persons who are important for the growth and success of QLT and to ensure that such persons’ interests are aligned with those of the shareholders. QLT adopted and the shareholders approved the QLT Plan on May 5, 2000 and the shareholders approved amendments to the QLT Plan on April 25, 2002. The QLT Plan was then amended and restated effective May 5, 2009 by approval of the Board and shareholders.

Currently under the QLT Plan, options to purchase up to 7,800,000 common shares may be issued, representing approximately 14.6% of the issued and outstanding common shares as at April 8, 2010. As of April 8, 2010, options to purchase a total of 5,604,822 million common shares have been granted, representing approximately 10.5% of the issued and outstanding common shares, and leaving 1,798,496 common shares (approximately 3.4%) available for future option grants. As at April 8, 2010, 396,682 common shares have been issued pursuant to the exercise of options granted under the QLT Plan.
QLT’s non-employee Directors are eligible to receive grants under the QLT Plan, but as described above in the “Compensation of Directors” section, no options were granted to our non-employee Directors during 2009. In addition, please refer to the “Grants of Plan-Based Awards” table in this Proxy Statement for a listing of options granted to our named executive officers pursuant to the QLT Plan during the fiscal year ended December 31, 2009. During the fiscal year ended December 31, 2009, options with respect to 550,000 shares were granted to all current executive officers as a group under the QLT Plan, and options with respect to 788,500 shares were granted to other employees under the QLT Plan. All other future awards under the QLT Plan are within the discretion of the Executive Compensation Committee, and therefore, it is not possible to determine the benefits that will be received in the future by participants under the QLT Plan.

The following table sets out information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2009:

				Number of securities
				remaining available for
				future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
	warrants and rights		warrants and rights	column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders (QLT 2000 Incentive Stock Option Plan)	5,826,812	(1)	CAD $ 5.84	1,588,173
Equity compensation plans approved by security holders (Atrix 2000 Stock Incentive Plan)	78,471	(2)	USD $ 8.13	—	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	5,905,283			1,588,173

(1)	The QLT 2000 Incentive Stock Option Plan, as amended and restated effective May 5, 2009, provides for the issuance of stock options to employees, consultants, officers and directors of QLT and its affiliates.

(2)	We acquired the Atrix 2000 Stock Incentive Plan (the “Atrix Plan”) through the acquisition of QLT USA. The Atrix Plan was approved by the shareholders of Atrix (later named QLT USA) and the details of the Atrix Plan were included in the Joint Prospectus Proxy Statement mailed to shareholders of QLT and Atrix on or about October 18, 2004, and was the subject of the approval grant by QLT’s shareholders in connection with QLT’s acquisition of Atrix. On October 1, 2009, we sold all of the shares of QLT USA to TOLMAR, Inc. and all outstanding stock options issued under the Atrix Plan were subsequently exercised or terminated.

(3)	The Atrix Plan was only available for issuance of stock options to employees, officers and directors of QLT USA, and therefore, after October 1, 2009 there were no further shares available for issuance under the Atrix Plan. The Atrix Plan expired in March 2010.
Additional information about the QLT Plan and the Atrix Plan can be found in our 2009 Proxy Statement and Note 13 — Share Capital (c) Stock Options (incorporated herein by reference) in QLT’s Annual Report on Form 10-K for the year ended December 31, 2009, which is available on QLT’s web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No current or former Directors, executive officers or employees of QLT or any subsidiaries thereof, or proposed nominees for election as a Director of QLT, are currently indebted to QLT or its subsidiaries other than routine indebtedness (as defined under Canadian securities rules) of certain employees.

REPORT OF THE AUDIT AND RISK COMMITTEE
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009 with the management of QLT and Deloitte & Touche LLP, our independent accountants. Each member of the Audit and Risk Committee is “independent” as defined by the rules of NASDAQ.
The Audit and Risk Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Deloitte & Touche LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit and Risk Committee recommended to QLT’s Board that the audited consolidated financial statements for the year ended December 31, 2009 be included in QLT’s Annual Report on Form 10-K for fiscal 2009 filed with the Securities and Exchange Commission.
AUDIT AND RISK COMMITTEE
Peter A. Crossgrove, Chair
Kathryn E. Falberg
Joseph L. Turner
L. Jack Wood
Audit Fees
The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the following services during fiscal 2009 and fiscal 2008.

Description of Service	2009(2) (US$)	2008(2) (US$)
Audit Fees(1)	$735,898	$824,578
Audit-Related Fees	—	—
Tax Fees (Tax compliance, tax advice and planning)	—	—
Total Fees	$735,898	$824,578

(1)	Audit Fees consist of fees for audit of QLT’s annual financial statements for the respective year, reviews of QLT’s quarterly financial statements, services provided in connection with statutory and regulatory filings and audit of the Company’s internal controls over financial reporting.

(2)	Where amounts shown were paid in Canadian funds, the amounts set out in the above table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$1.1412 for 2009 and US$1.00 = CAD$1.0660 for 2008.

Pre-Approval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2009 were approved by the Audit Committee in accordance with the procedures described below.
The Audit Committee reviews and approves audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without approval and/or meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.
In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.
PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
Deloitte & Touche LLP, an independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2009. Upon the unanimous recommendation of the Audit and Risk Committee, the Board has proposed that Deloitte & Touche LLP continue to serve as our independent auditors for fiscal 2010 at a remuneration to be fixed by the Audit and Risk Committee. Our shareholders are being asked to approve this proposal at the Annual Meeting. QLT has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval of this proposal. If the proposal is not approved, the BCA provides that the current auditors, Deloitte & Touche LLP, will continue to act for QLT until such time as the shareholders approve alternate auditors.
Our Board of Directors recommends that our shareholders vote “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2010 at a remuneration to be fixed by the Audit and Risk Committee.
INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS
Unless otherwise disclosed in this Proxy Statement, none of the Directors, director nominees, executive officers or any beneficial owner of more than 5% of the outstanding common shares of QLT or any associate or affiliate of such person, had any material interest, direct or indirect, in any transaction or proceeding during the past fiscal year or in any proposed transaction or pending proceeding which has materially affected or will materially affect QLT. In the event that a Director is determined to have any material interest, direct or indirect, in any transaction or proceeding or in any proposed transaction or pending proceeding of QLT, only those Directors not having a material interest would be permitted to consider and evaluate any such transaction or agreements relating to that transaction, or any actions to be undertaken by QLT relating to such proceeding.

QLT has entered into indemnity agreements with our Directors, our President and Chief Executive Officer and all other executive officers, and certain other officers which provide, among other things, that, subject to any requirements that may exist under the Business Corporations Act (British Columbia) or the Articles of QLT, QLT will indemnify such officer or Director, under the circumstances and to the extent specified, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a Director or officer of QLT.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
A copy of our 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is being mailed to all registered and beneficial shareholders of QLT along with this Proxy Statement. The Audited Consolidated Financial Statements of QLT for its most recently completed fiscal year ended December 31, 2009, together with the Auditors’ Report thereon, which are included in our Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Copies of the Audited Consolidated Financial Statements, including management discussion and analysis, are available from our web site at www.qltinc.com or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com).
Additional information relating to QLT has been filed and is available on SEDAR and EDGAR at www.sedar.com and www.sec.gov.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, Directors and 10% beneficial owners are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during fiscal 2009 all Section 16(a) filing requirements applicable to our executive officers, Directors and 10% beneficial owners were complied with, except that a Form 4 report for 350 shares beneficially owned through a trust and inherited by Mr. Butchofsky, our President and Chief Executive Officer, during 2008 was inadvertently not filed until April 7, 2010.
To the knowledge of QLT’s executive officers and the Directors, the only persons or companies that beneficially own, control or direct, directly or indirectly, 10% or more of QLT’s common shares are NB Public Equity K/S which, as evidenced by public filings, own 7,727,613 common shares, representing approximately 14.4% of the issued and outstanding common shares and Axial Capital Management, LLC which, as evidenced by public filings, own 5,476,229 common shares, representing approximately 10.2% of the issued and outstanding common shares.

OTHER BUSINESS
The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the President and Chairman of the Board intend to vote the common shares represented by proxy for which either of them is appointed in accordance with their best judgment on such matters.
The contents and the sending of this Proxy Statement were approved by the Board of Directors on April 13, 2010.
DATED at Vancouver, British Columbia, this 14th day of April, 2010.
BY ORDER OF THE BOARD OF DIRECTORS
Robert L. Butchofsky
President and Chief Executive Officer

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual Meeting to be held on May 20, 2010

This Form of Proxy is solicited by and on behalf of Management of QLT Inc. for use at the Annual Meeting on May 20, 2010 or any adjournment or postponement of the Annual Meeting.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.
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Proxies submitted must be received by 10:00 a.m. (Pacific Time) / 1:00 p.m. (Eastern Time) on Tuesday, May 18, 2010. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.
VOTE USING THE TELEPHONE, FAX OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof.
1-866-732-VOTE (8683) Toll Free		• Forward it by fax to 1-866-249-7775 for calls within Canada and the U.S. There is NO CHARGE for this call.
• Forward it by fax to 416-263-9524 for calls outside Canada and the U.S.
If you vote by telephone, the Internet or fax, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail, fax or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the three voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER

00QJYC	CPUQC01.E.INT/000001/i1234

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Appointment of Proxyholder

The undersigned shareholder (“Registered Shareholder”) of QLT Inc. hereby appoints: Mr. Robert Butchofsky, the President and Chief Executive Officer of the Corporation, or failing him, Mr. C. Boyd Clarke, the Chairman of the Board of Directors of the Corporation,
OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following directions (or if no directions have been given, “FOR” the following matters) and in their discretion on all other matters that may properly come before the Annual Meeting of shareholders of QLT Inc. to be held at 887 Great Northern Way, Vancouver, British Columbia, on Thursday, May 20, 2010 at 10:00 a.m. (Pacific Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Butchofsky, Robert L.	☐	☐	02. Carter, Bruce L.A.	☐	☐	03. Clarke, C. Boyd	☐	☐

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04. Crossgrove, Peter A.	☐	☐	05. Falberg, Kathryn E.	☐	☐	06. Massey, Ian J.	☐	☐

07. Turner, Joseph L.	☐	☐	08. Wood, L. Jack	☐	☐

	For	Withhold
2. Appointment of Auditors
To approve the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.	☐	☐
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Authorized Signature(s) — This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Annual Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Signature(s)

Date

DD / MM / YY

Interim Financial Statements — Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements — Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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